Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

16 April 2024

RECOMMENDED ALL-SHARE COMBINATION

of

DS SMITH PLC

with

INTERNATIONAL PAPER COMPANY

Summary

•

The boards of International Paper Company (“International Paper”) and DS Smith Plc (“DS Smith”) are pleased to announce that they have reached agreement on the terms of a recommended all-share combination of International Paper with DS Smith.

•

The Combination will bring together complementary businesses to create a truly global sustainable packaging solutions leader, with industry leading positions in two of the most attractive geographies of Europe and North America. The Combined Company’s focus on sustainable packaging makes it well-placed to serve a broad set of customers across a wide range of attractive and growing end-markets.

•	The International Paper Board believes the Combination with DS Smith is strategically and financially attractive:

•	represents a compelling opportunity to accelerate the delivery of International Paper’s strategy;

•	expands DS Smith’s and International Paper’s combined positions in corrugated packaging solutions globally;

•	enhances International Paper’s profitable growth by strengthening its global packaging business; and

•	provides both sets of customers with an increased variety of choices and a superior portfolio of products across two continents.

The Combination

•	Under the terms of the Combination, DS Smith Shareholders will be entitled to receive:

for each DS Smith Share   0.1285 New International Paper Shares

•

The terms of the Combination value each DS Smith Share at 415 pence per share based on the closing International Paper share price of $40.85 and £/US$ exchange rate of 1.2645 on 25 March 2024, being the close of business on the last day prior to the announcement by DS Smith of a possible offer by International Paper (the “Offer Value”).

•

The Offer Value implies DS Smith’s entire issued and to be issued share capital is valued at approximately £5.8 billion on a fully diluted basis and DS Smith’s enterprise value at approximately £7.8 billion.

•

Upon completion of the Combination, DS Smith Shareholders will own approximately 33.7 per cent. and International Paper Shareholders will own approximately 66.3 per cent. of the Combined Company. In connection with the Combination, International Paper will also seek a secondary listing of its shares on the London Stock Exchange.

•	The Offer Value represents a premium of approximately:

•	47.7 per cent. to the Closing Price per DS Smith Share of 281 pence on 7 February 2024 (being the last Business Day prior to the date the Offer Period commenced);

•

42.2 per cent. to the volume weighted average Closing Price per DS Smith Share of 292 pence for the three months ended on 7 February 2024 (being the last Business Day prior to the date the Offer Period commenced); and

•

43.0 per cent. to the volume weighted average Closing Price per DS Smith Share of 290 pence for the six months ended on 7 February 2024 (being the last Business Day prior to the date the Offer Period commenced).

•	The International Paper Board and the DS Smith Board believe there is a compelling strategic and financial rationale for the Combination as it would be expected to:

•	create a truly global leader in sustainable packaging solutions, focused on the attractive and growing North American and European regions;

•	strengthen customer value proposition through enhanced offerings, innovation and geographic reach;

•	create the opportunity to optimise the mill network, supply chains and freight costs;

•	combine the expertise of two experienced and innovative management teams to accelerate innovative sustainable solutions and products for all customers; and

•	drive substantial and achievable synergies through global scale and optimisation.

•	The International Paper Board believes the Combination would be expected to:

•	deliver at least $514 million (£413 million) of pre-tax cash synergies on an annual run-rate basis by the end of the fourth year following the Effective Date;

•

increase International Paper’s margins and to be earnings per share (EPS) accretive in year one. Return on invested capital (ROIC) from the Combination is expected to exceed International Paper’s weighted average cost of capital (WACC) by the end of the third year following the Effective Date; and

•	result in a Combined Company with a strong balance sheet that is expected to maintain International Paper’s current credit rating.

Dividends

•

International Paper and DS Smith have agreed certain arrangements with regard to the payment of dividends and other distributions and returns of capital prior to the Effective Date which are in accordance with the existing dividend policies of both International Paper and DS Smith. Further details on dividend arrangements are more fully summarised in Section 13 (Dividends) of this Announcement.

Recommendations

•

The DS Smith Directors, who have been so advised by Goldman Sachs International, Citi and J.P. Morgan Cazenove as to the financial terms of the Combination, consider the terms of the Combination to be fair and reasonable. In providing their advice to the DS Smith Directors, each of Goldman Sachs International, Citi and J.P. Morgan Cazenove have taken into account the commercial assessments of the DS Smith Directors.

•

Accordingly, the DS Smith Directors intend to recommend unanimously that DS Smith Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Combination at the DS Smith General Meeting, as the DS Smith Directors have irrevocably undertaken to do in respect of their entire beneficial holdings of 885,191 DS Smith Shares, in aggregate, representing approximately 0.06 per cent. of the issued share capital of DS Smith as at 15 April 2024 (being the last practicable date prior to this Announcement).

•

The International Paper Directors have unanimously approved the Combination and intend to recommend that International Paper Shareholders vote in favour of the issuance of the New International Paper Shares in connection with the Combination. BofA Securities has acted as financial adviser to the International Paper Directors in relation to the Combination.

Combination details and timing

•

It is intended that the Combination will be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (or, if International Paper so elects, an Offer). The Combination is conditional on, among other things: (i) the approval of DS Smith Shareholders at the Court Meeting and the passing of the resolutions by DS Smith Shareholders at the DS Smith General Meeting; (ii) the sanction of the Scheme by the Court; (iii) the receipt of merger control and regulatory clearances, including from the European Commission and US authorities and the receipt of foreign direct investment clearances from UK and Italian authorities; (iv) the issuance of the New International Paper Shares in connection with the Combination being duly approved by the affirmative vote of the majority of the votes cast at the International Paper Shareholder Meeting; (v) confirmation having been received by International Paper that the New International Paper Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange; and (vi) acknowledgement having been received by International Paper that the application for Admission has been approved and the International Paper Shares will be admitted to trading on the Main Market for listed securities of the London Stock Exchange.

•

The Combination is expected to become Effective in the fourth quarter of 2024, subject to the satisfaction (or, where applicable, waiver) of the Conditions set out in Appendix I to this Announcement. An expected timetable of principal events will be included in the Scheme Document.

•

Further details of the Combination will be contained in the Scheme Document which is intended to be published along with notices of the Court Meeting and General Meeting and the Forms of Proxy in the third quarter of 2024 and at or around the same time as the mailing of the International Paper Proxy Statement. The extended period until publication of such documentation in relation to the Combination has been agreed with the Panel and is to allow DS Smith’s full year financial results for the year ending 30 April 2024 to be included in such documentation to be sent to DS Smith Shareholders and International Paper Shareholders. Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Scheme Document will also be made available on International Paper’s website at www.internationalpaper.com and DS Smith’s website at www.dssmith.com.

•	Commenting on the Combination, Mark S. Sutton, Chairman and Chief Executive Officer of International Paper, said:

“Combining with DS Smith is a logical next step in International Paper’s strategy to drive profitable growth by strengthening our global packaging business. DS Smith is a leader in packaging solutions with an extensive reach across Europe, which complements International Paper’s capabilities and will accelerate growth through innovation and sustainability. We are confident this combination will drive significant value for our employees, customers, and shareholders.”

•	Also commenting, Andrew K. Silvernail, CEO-Elect of International Paper, said:

“Bringing together the capabilities and expertise of both companies will create a winning position in renewable packaging across Europe, while also enhancing International Paper’s North American business. I firmly believe this strategic combination offers a unique and highly compelling opportunity to create tremendous shareholder value. I am also committed to working with the teams to deliver the expected synergies, along with the ongoing profit improvement initiatives across the International Paper portfolio.”

•	Commenting on the Combination, Geoff Drabble, Chair of DS Smith, said:

“The Board believes the combination with International Paper represents attractive value and creates a strong investment proposition for DS Smith shareholders in the global sustainable packaging industry.

DS Smith is a high quality business with an excellent customer focus and exceptional people—this is recognised by this combination with International Paper and the strong interest in DS Smith.”

•	Commenting on the Combination, Miles Roberts, Group Chief Executive of DS Smith, said:

“The combination with International Paper is an attractive opportunity to create a truly international sustainable packaging solutions leader that is well positioned in attractive and growing markets across Europe and North America. It combines two focused and complementary businesses.

DS Smith has grown significantly through a dedication to customers, focus on innovation, quality of packaging and high levels of service. In a dynamic sustainable packaging landscape, the combination will enhance our global proposition to customers, create opportunities for colleagues and drive value for shareholders who can remain fully invested in such an exciting business.

I am proud of all that DS Smith has achieved to date and am sure that the business will continue to flourish as part of a combined group with International Paper due to the capability and continued commitment of our colleagues.”

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including its Appendices).

The Combination is subject to the Conditions and further terms that are set out in Appendix I, and to the full terms and conditions which will be set out in the Scheme Document. Appendix II contains the bases and sources of certain information used in this Announcement. Appendix III contains details of the irrevocable undertakings received in relation to the Combination that are referred to in this Announcement. Appendix IV contains details and bases of belief of the anticipated quantified financial benefits of the Combination. Appendix V contains definitions of terms used in this Announcement.

For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of International Paper and the International Paper Directors. Each of Deloitte and BofA Securities has confirmed to International Paper that their respective reports produced in connection with the Quantified Financial Benefits Statement continue to apply.

International Paper investor and media calls

Investor Webcast

International Paper will host a webcast today at 1:00 p.m. GMT/8:00 a.m. ET/7:00 a.m. CT. All interested parties are invited to listen to the webcast via International Paper’s website at http://www.internationalpaper.com by clicking on the Investors tab and going to the Events & Presentations page. An investor presentation will also be filed and available on the investor relations page. A replay of the webcast will be on the website beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial (844) 291-6360 and outside the U.S. +1 (234) 720-6993, and ask to be connected to the International Paper Investor Call. The conference ID number is 7865078. An audio-only replay will be available for four weeks following the call. To access the replay, dial (866) 207-1041 or +1 402-970-0847 and when prompted for the conference ID, enter 9511554.

Enquiries:

International Paper	+1 901 419 1731
Mark Nellessen
Jessica Seidner

BofA Securities (Sole financial adviser to International Paper)	+44 20 7628 1000
Luca Ferrari
Geoff Iles
Antonia Rowan
Tom Brown

FGS Global (PR adviser to International Paper)	+1 212 687 8080
Robin Weinberg
Kelsey Markovich Hayley Cook Kate Gorgi

James Murgatroyd Gordon Simpson Edward Treadwell	+44 20 7251 3801

DS Smith Plc	+44 (0) 20 7756 1800
Hugo Fisher, Group Investor Relations Director
Anjali Kotak, Investor Relations Director

Goldman Sachs International (Financial adviser to DS Smith)	+44 (0) 20 7774 1000
Anthony Gutman
Nick Harper
Warren Stables

Citi (Financial adviser and corporate broker to DS Smith)	+44 (0) 20 7986 4000
Andrew Seaton
Alex de Souza
Christopher Wren

J.P. Morgan Cazenove (Financial adviser and corporate broker to DS Smith)	+44 (0) 20 7742 4000
Charlie Jacobs
Richard Walsh
Jonty Edwards

Brunswick Group (PR adviser to DS Smith)	+44 (0) 20 7404 5959
Simon Sporborg
Dan Roberts

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal adviser to International Paper in connection with the Combination. Sidley Austin LLP is acting as US antitrust legal adviser to International Paper in connection with the Combination. Slaughter and May is acting as legal adviser to DS Smith in connection with the Combination. Sullivan & Cromwell LLP is acting as US legal adviser to DS Smith in connection with the Combination.

Disclaimers

Merrill Lynch International (“BofA Securities”), which is authorised by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority (“FCA”) and the PRA in the United Kingdom, is acting exclusively for International Paper and for no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than International Paper for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this Announcement. Neither BofA Securities, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of BofA Securities in connection with this Announcement, any statement contained herein or otherwise.

Goldman Sachs International, which is authorised by the PRA and regulated by the FCA and the PRA in the United Kingdom, is acting exclusively for DS Smith and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than DS Smith for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the matters referred to in this Announcement.

Citigroup Global Markets Limited (“Citi”), which is authorised by the PRA and regulated in the UK by the FCA and the PRA, is acting exclusively for DS Smith and for no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than DS Smith for providing the protections afforded to clients of Citi nor for providing advice in connection with the matters referred to in this Announcement. Neither Citi nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of Citi in connection with this Announcement, any statement contained herein or otherwise.

J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove) (“J.P. Morgan Cazenove”) which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA, is acting as financial adviser exclusively for DS Smith and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than DS Smith for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in relation to the matters set out in this Announcement or any other matter or arrangement referred to herein.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, BofA Securities and its affiliates and J.P. Morgan Cazenove and its affiliates will continue to act as exempt principal trader in DS Smith securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the US to the extent that such information is made public in the United Kingdom.

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer, invitation or the solicitation of an offer to purchase or subscribe, otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise.

The Combination will be subject to English law and to the applicable requirements of the Code, the Panel, the Listing Rules, the London Stock Exchange and the FCA.

The Combination will be made solely by the Scheme Document, which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Scheme. Any voting decision or response in relation to the Combination should be made solely on the basis of the Scheme Document. DS Smith Shareholders are advised to read the formal documentation in relation to the Combination carefully once it has been published. Each DS Smith Shareholder is urged to consult their independent professional adviser regarding the tax consequences of the Combination.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or from an independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended).

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.

Overseas shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their DS Smith Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Copies of this Announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Combination.

If the Combination is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to DS Smith Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for US investors in DS Smith

The Combination relates to the shares of an English company and is being made by way of a scheme of arrangement provided for under Part 26 of the Companies Act. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Combination and the Scheme will be subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company incorporated in the UK and listed on the London Stock Exchange, which differ from the disclosure requirements of US tender offer and proxy solicitation rules. If, in the future, International Paper exercises its right to implement the Combination by way of an Offer and determines to extend the Offer into the United States, the Combination will be made in compliance with applicable US laws and regulations.

The New International Paper Shares to be issued pursuant to the Combination have not been registered under the US Securities Act, and may not be offered or sold in the US absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New International Paper Shares to be issued pursuant to the Combination will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the US Securities Act. If, in the future, International Paper exercises its right to implement the Combination by way of an Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New International Paper Shares. In this event, DS Smith Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to International Paper’s contact for enquiries identified above.

Neither the SEC nor any US state securities commission has approved or disapproved of the New International Paper Shares to be issued in connection with the Combination, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

This Announcement contains, and the Scheme Document will contain certain unaudited financial information relating to DS Smith that has been prepared in accordance with the accounting standards applicable in the UK and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US generally accepted accounting principles. US generally accepted accounting principles differ in certain significant respects from accounting standards applicable in the UK.

It may be difficult for US DS Smith Shareholders to enforce their rights and any claim arising out of the US federal securities laws against DS Smith or its directors or officers, because DS Smith is incorporated under the laws of England and Wales, some or all of DS Smith’s assets are or may be located in non-US jurisdictions, and some or all of its officers and directors are residents of a non-US country. US DS Smith Shareholders may not be able to sue a non-

US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

US DS Smith Shareholders also should be aware that the Combination may have tax consequences for US federal income tax purposes and under applicable US state and local, as well as foreign and other, tax laws, and, that such consequences, if any, are not described herein. US DS Smith Shareholders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination.

Forward Looking Statements

This Announcement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act 1995 that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Announcement are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry-specific nature. Forward-looking statements give International Paper’s and DS Smith’s current expectations and projections with respect to the financial condition, results of operations and business of International Paper, DS Smith and certain plans and objectives of International Paper, DS Smith and the Combined Company.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. These statements are based on assumptions and assessments made by International Paper and DS Smith in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate, and therefore are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied by those forward-looking statements.

Forward-looking statements often use forward-looking or conditional words such as “anticipate”, “target”, “expect”, “forecast”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “will”, “continue”, “may”, “can”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) the ability of International Paper and DS Smith to consummate the Combination in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the Combination; (iii) adverse effects on the market price of International Paper’s or DS Smith’s operating results including because of a failure to complete the Combination; (iv) the effect of the announcement or pendency of the Combination on International Paper’s or DS Smith’s business relationships, operating results and business generally; (v) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects; (vi) business and management strategies and the expansion and growth of the operations of the International Paper Group or the DS Smith Group; and (vii) the effects of government regulation on the business of the International Paper Group or the DS Smith Group. There are many factors which could cause actual results to differ materially from those expressed or implied in forward looking statements. Among such factors are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals.

These forward-looking statements are not guarantees of future performance and are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to International Paper or DS Smith or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of International Paper nor DS Smith undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

International Paper’s Annual Report on Form 10-K for the fiscal year ended 31 December 2023 and filed with the SEC contains additional information regarding forward-looking statements and other risk factors with respect to International Paper.

Additional Information

This Announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New International Paper Shares in respect of the Combination. In connection with the foregoing proposed issuance of the New International Paper Shares, International Paper expects to file the International Paper Proxy Statement. To the extent the Combination is effected as a scheme of arrangement under English law, the issuance of the New International Paper Shares in connection with the Combination would not be expected to require registration under the US Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the US Securities Act. In the event that International Paper determines to conduct the Combination pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, International Paper expects to file a registration statement with the SEC containing a prospectus with respect to the New International Paper Shares that would be issued in the Combination. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE INTERNATIONAL PAPER PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE INTERNATIONAL PAPER PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNATIONAL PAPER, THE COMBINATION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the International Paper Proxy Statement, the Scheme Document, and other documents filed by International Paper with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the International Paper Proxy Statement, the Scheme Document, and other documents filed by International Paper with the SEC at https://www.internationalpaper.com/investors.

Participants in the Solicitation

International Paper and its directors, officers and employees, including Christopher M. Connor, Ahmet C. Dorduncu, Ilene S. Gordon, Anders Gustafsson, Jacqueline C. Hinman, Clinton A. Lewis, Jr., Kathryn D. Sullivan, Anton V. Vincent and Ray G. Young, all of whom are members of the International Paper Board, as well as Mark S. Sutton, Chief Executive Officer and Chairman of the International Paper Board and Timothy S. Nicholls, Senior Vice President and Chief Financial Officer may be deemed participants in the solicitation of proxies from International Paper’s stockholders in respect of the Combination, including the proposed issuance of New International Paper Shares. Information regarding International

Paper’s directors and executive officers is contained in: (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the fiscal year ended 31 December 2023 of International Paper, which was filed with the SEC on 16 February 2024; and (ii) the “Item 1 – Election of 9 Directors,” “Compensation Discussion & Analysis (CD&A),” and “Security Ownership of Management” sections in the definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders of International Paper, which was filed with the SEC on 2 April 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the International Paper Proxy Statement relating to the Combination when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Paper’s website at https://www.internationalpaper.com/investors.

No profit forecasts or estimates

No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share, for International Paper or DS Smith, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for International Paper or DS Smith, respectively.

Quantified Financial Benefits Statement

Statements of estimated synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Combined Company’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of International Paper or DS Smith for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of International Paper and the International Paper Directors.

Right to switch to an Offer

International Paper reserves the right to elect to implement the Combination by way of an Offer for the entire issued and to be issued share capital of DS Smith as an alternative to the Scheme (subject to the consent of the Panel and the terms of the Co-operation Agreement). In such an event, the Offer will be implemented on the same terms (subject to appropriate amendments, in accordance with the terms of the Co-operation Agreement), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Part C of Appendix I to this Announcement.

Publication on website

A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions), free of charge, at www.internationalpaper.com and at www.dssmith.com and by no later than 12 noon on the Business Day following the date of this Announcement.

Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.

Hard copy documents

DS Smith Shareholders and persons with information rights may request a hard copy of this Announcement by contacting DS Smith’s registrar, Equiniti, by: (i) submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom; or (ii) contacting Equiniti between 8:30 a.m. and 5:30 p.m. (UK time), Monday to Friday (excluding English and Welsh public holidays), on +44 (0) 333 207 6530 (calls from outside the UK will be charged at the applicable international rate and you should use the country code when calling from outside the UK) - calls may be recorded and monitored for training and security purposes. A person so entitled may also request that all future documents, announcements and information in relation to the Combination be sent to them in hard copy form.

Information relating to DS Smith Shareholders

Addresses, electronic addresses and certain other information provided by DS Smith Shareholders, persons with information rights and other relevant persons for the receipt of communications from DS Smith may be provided to International Paper during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, DS Smith confirms that, as at the close of business on 15 April 2024, being the last practicable date prior to this Announcement, it had in issue 1,378,589,050 ordinary shares of 10 pence each. The International Securities Identification Number (ISIN) for DS Smith Shares is GB0008220112.

In accordance with Rule 2.9 of the Code, International Paper confirms that, as at the close of business on 15 April 2024, being the last practicable date prior to this Announcement, it had in issue 448,916,502 shares of common stock which includes 101,593,422 held in treasury. The International Securities Identification Number (ISIN) for International Paper Shares is US4601461035.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44(0)20 7638 0129.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

16 April 2024

RECOMMENDED ALL-SHARE COMBINATION

of

DS SMITH PLC

by

INTERNATIONAL PAPER COMPANY

(to be implemented by way of a scheme of arrangement under Part 26 of the Companies Act 2006)

1.	Introduction

The boards of International Paper and DS Smith are pleased to announce that they have reached agreement on the terms of a recommended acquisition by International Paper of the entire issued and to be issued share capital of DS Smith. It is intended that the Combination be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

2.	The Combination

Under the terms of the Combination, DS Smith Shareholders will be entitled to receive:

for each DS Smith Share    0.1285 New International Paper Shares

•

The terms of the Combination value each DS Smith Share at 415 pence per share based on the closing International Paper share price of $40.85 and £/US$ exchange rate of 1.2645 on 25 March 2024, being the close of business on the last day prior to the announcement by DS Smith of a possible offer by International Paper.

•	The Offer Value implies DS Smith’s issued and to be issued share capital is valued at approximately £5.8 billion on a fully diluted basis and DS Smith’s enterprise value at approximately £7.8 billion.

•	Upon completion of the Combination, DS Smith Shareholders will own approximately 33.7 per cent. and International Paper Shareholders will own approximately 66.3 per cent. of the Combined Company.

•	The Offer Value represents a premium of approximately:

•	47.7 per cent. to the Closing Price per DS Smith Share of 281 pence on 7 February 2024 (being the last Business Day prior to the date the Offer Period commenced);

•

42.2 per cent. to the volume weighted average Closing Price per DS Smith Share of 292 pence for the three months ended on 7 February 2024 (being the last Business Day prior to the date the Offer Period commenced); and

•

43.0 per cent. to the volume weighted average Closing Price per DS Smith Share of 290 pence for the six months ended on 7 February 2024 (being the last Business Day prior to the date the Offer Period commenced).

The DS Smith Shares will be acquired by International Paper (or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third-party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto.

International Paper and DS Smith have agreed certain arrangements with regard to the payment of dividends and other distributions and returns of capital prior to the Effective Date which are in accordance with the existing dividend policies of both International Paper and DS Smith. DS Smith is permitted to declare interim and final dividends for the financial years ended on 30 April 2024 and 30 April 2025 in accordance with its dividend policy and subject to agreed caps of: (i) 12.0 pence per DS Smith Share for any final dividend in respect of the financial year ended on 30 April 2024; (ii) 6.2 pence per DS Smith Share for any interim dividend in respect of the financial year ended on 30 April 2025; and (iii) 12.3 pence per DS Smith Share for any final dividend in respect of the financial year ended on 30 April 2025. International Paper is permitted to declare quarterly dividends for the financial year ended on 31 December 2024 and for the first two quarters of the financial year ended on 31 December 2025 in accordance with its dividend policy and subject to an agreed cap of 46.25 cents per International Paper Share per quarter. Any other dividends, distributions or returns of capital made by International Paper or DS Smith may result in a reduction of the International Paper share consideration or an equalising dividend being paid by either International Paper or DS Smith (as applicable). Further details on dividend arrangements are more fully summarised in Section 13 (Dividends) of this Announcement.

3.	Background to and reasons for the Combination

International Paper is a leading producer of renewable fibre-based packaging and pulp products. Its vision is to be among the most successful, sustainable, and responsible companies in the world, benefitting from advantaged positions in attractive markets to deliver strong and consistent shareholder value.

A combination with DS Smith would be fully aligned with International Paper’s disciplined M&A strategy to accelerate long-term success and growth, by not only increasing its capabilities in Europe, but also giving International Paper exposure to the attractive boxes segment.

The International Paper Board believes the Combination with DS Smith is financially attractive and represents a compelling opportunity to accelerate the delivery of International Paper’s strategy. The International Paper Board also believes the Combination will enhance the company’s profitable growth by expanding its capabilities and reach across Europe and by providing customers with an increased variety of choices and a superior portfolio of products across two continents.

Specifically, the International Paper Board believes that the Combination will result in the following:

Creation of a truly global sustainable packaging solutions leader with enhanced scale and improved positions in attractive and growing markets

The Combination would bring together two complementary businesses to create a truly global sustainable packaging solutions leader, with industry leading positions in two of the most attractive geographies of Europe and North America. The Combined Company’s focus on sustainable packaging will make it well positioned to serve a broad set of customers across a wide range of attractive and growing end-markets.

The Combined Company would be an international corrugated packaging business (approximately 90 per cent. of the Combined Company’s sales) of scale capable of better serving both International Paper’s and DS Smith’s core customers. It will significantly improve the combined corrugated packaging business in Europe with greater customer offerings and present an opportunity to develop DS Smith’s strong legacy in sustainability with International Paper’s global customers.

The Combined Company would also benefit from complementary customer positions, within and across regions, and sharing of best practices, together with development of innovative value-add products. This would result in enhancing value creating solutions, including in attractive fast-moving consumer goods and e-commerce segments.

As a result of the Combination, International Paper will have an increasingly global, stronger, more diversified business, better able to manage the inherent demand volatility that faces the packaging industry.

Strong operational fit and complementary nature of operations should enable a successful integration and stronger operational and financial profile

The complementary nature of International Paper’s and DS Smith’s operations creates the opportunity to integrate the mill and box networks, balance the paper positions and optimise the supply chains of the respective companies in Europe and the US, leading to a Combined Company with more stable growth and earnings. Upon completion of the Combination, the management of the Combined Company would be positioned to drive a best-in-class integration, as both companies are highly complementary, and accelerate profitable growth.

The Combination would create a leading European business with pro-forma sales of ~$28.2bn, transforming International Paper’s European footprint. The complementary nature of operations and possibility to integrate DS Smith’s box and mills with International Paper’s mills network, as well as the possibility of enhancing offerings to its customers, would positively impact the Combined Company’s financial performance.

The Combination would also improve the efficiency of International Paper’s core operations in North America with the integration of DS Smith’s complementary US business.

The Combined Company would have improved capabilities and be better positioned to pursue its strategy to be a truly global sustainable packaging solutions leader.

Finally, the Combination would also combine the capabilities and expertise of two experienced and innovative management teams to further accelerate innovative sustainable solutions and advance the circular economy.

4.	Financial Benefits of the Combination

As previously announced on 4 April 2024, International Paper expects that the Combination would generate significant synergies and drive compelling value creation for DS Smith and International Paper shareholders. The delivery of the expected synergies will be supported by International Paper’s significant expertise in acquiring and integrating businesses. In addition, International Paper’s confidence in delivering a successful integration in Europe is underpinned by DS Smith’s own expertise in acquiring businesses and integrating them.

International Paper’s Directors, having reviewed and analysed the potential synergies of the Combination, as well as taking into account the factors they can influence, believe that the Combined Company can deliver at least $514 million (£413 million) of pre-tax cash synergies on an annual run-rate basis by the end of the fourth year following the Effective Date. These synergies are expected to be derived from the following key areas:

•	92 per cent., or $474 million (£381 million) of cost synergies across the following sources:

•	47 per cent., or $241 million (£194 million) from operational synergies across the combined network of mills, box plants and global supply chain, including:

•	Integration benefit of balancing containerboard supply positions (approximately 500k to 600k tons);

•	Freight optimisation benefits; and

•	Operational efficiencies across mill and box network from product and system optimisation, and sharing technology expertise.

•	23 per cent., or $117 million (£94 million) from overhead synergies by reducing duplicative corporate and business overhead expenses; and

•	23 per cent., or $116 million (£93 million) from operational procurement synergies from increased scale of the Combined Company.

•	5 per cent., or $26 million (£21 million) from capex procurement synergies, by leveraging increased scale of the Combined Company; and

•	3 per cent., or $14 million (£11 million) of revenue synergies.

These synergies are expected to arise as a direct result of the Combination and could not be achieved independently of the Combination.

International Paper anticipates that the total costs to achieve the synergies outlined above would be approximately $370 million (£297 million). International Paper expects that approximately 33 per cent. of the synergies outlined above would be achieved by the end of the first year following the Effective Date, with approximately 66 per cent. and 95 per cent. achieved by the end of the second and third years following the Effective Date, respectively.

Aside from the one-off costs referred to above, the International Paper Board does not expect any material dis-synergies to arise as a direct result of the Combination.

This statement constitutes a “Quantified Financial Benefits Statement” under Rule 28.1(a) of the Code. In International Paper’s update announcement dated 4 April 2024, reports were provided from International Paper’s reporting accountant, Deloitte, and its financial adviser, BofA Securities, in connection with the anticipated Quantified Financial Benefits Statement, as required pursuant to Rule 28.1(a) of the Code, alongside underlying information and bases of calculation for the anticipated quantified financial benefits of the Combination. References in this Announcement to the Quantified Financial Benefits Statement should be read in conjunction with the above-mentioned reports. Each of Deloitte and BofA Securities has confirmed to International Paper that their respective reports produced in connection with the Quantified Financial Benefits Statement continue to apply.

The International Paper Board believes these synergies would contribute to significant value creation for both DS Smith and International Paper shareholders. The Combination is expected to increase International Paper’s margins and to be earnings per share (EPS) accretive in year one. Return on invested capital (ROIC) from the Combination is expected to exceed International Paper’s weighted average cost of capital (WACC) by the end of the third year following the Effective Date.

These statements are not intended as a profit forecast or profit estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for International Paper or DS Smith for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for International Paper or DS Smith.

5.	Recommendations

The DS Smith Directors, who have been so advised by Goldman Sachs International, Citi and J.P. Morgan Cazenove as to the financial terms of the Combination, consider the terms of the Combination to be fair and reasonable. In providing its advice to the DS Smith Directors, each of Goldman Sachs International, Citi and J.P. Morgan Cazenove has taken into account the commercial assessments of the DS Smith Directors.

Accordingly, the DS Smith Directors intend to recommend unanimously that DS Smith Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Combination at the DS Smith General Meeting, as they have irrevocably committed to do in respect of their entire beneficial holdings of 885,191 DS Smith Shares, representing approximately 0.06 per cent. of DS Smith’s issued share capital as at 15 April 2024, being the last practicable date prior to this Announcement.

The International Paper Directors have unanimously approved the Combination and intend to recommend that International Paper Shareholders vote in favour of the issuance of the New International Paper Shares in connection with the Combination. BofA Securities has acted as financial adviser to the International Paper Directors in relation to the Combination.

6.	Background to and reasons for the recommendation

DS Smith’s current strategic position

DS Smith is a leading provider of sustainable fibre-based packaging solutions across Europe and North America, supported by its recycling and paper-making operations. With an established heritage in the box-making business of over 80 years, DS Smith has a strong reputation based on dedication to customers, focus on innovation, quality of packaging and consistent security of supply. DS Smith has grown rapidly in scale and capabilities through a clear strategy and targeted investment.

The growth and development of the business has included acquisitions and disposals, as well as organic investment to align its offering with its customers’ needs. Partnering with its predominantly fast-moving consumer goods (FMCG) customer base as a leading supplier of innovative sustainable packaging solutions has allowed DS Smith to deliver the scale, quality and innovation to drive the transition to a circular economy and to support customers’ efficiency needs and sustainability agendas. DS Smith now operates in 34 countries across Europe and North America, employing around 30,000 people and playing a central role in the value chain across many sectors, including FMCG, industrials and e-commerce, and serving many of the world’s biggest brands in these sectors and markets.

The DS Smith Board remains fully confident in the long-term growth drivers of the global corrugated packaging market and believes that DS Smith’s industry position, clear strategy, strong operational performance and financial position will continue to create significant value for shareholders.

Context for assessing the Combination

While the DS Smith Board did not solicit an offer for DS Smith, the DS Smith Board regularly considers all options for creating shareholder value in the context of a dynamic sustainable packaging landscape. In contemplating the merits of potential strategic combinations for shareholders, the DS Smith Board has considered a number of factors including:

•	exposure to structural growth and consolidation trends in sustainable packaging;

•	presence across key geographic markets in which customers operate, with the ability to deliver consistent, robust service, innovation and supply;

•	focus on serving global customers, in particular in FMCG, through service and innovation;

•	opportunity for significant value creation from synergies across cost efficiencies, capex savings and revenue benefits;

•	strong balance sheet and cash flow profile to provide financial resilience and flexibility to continue investment in growth through the cycle;

•	commitment to the circular economy and sustainability as a key strategic driver for the business; and

•	ability of the combined entity to deliver long-term shareholder value.

Basis for recommending the Combination to DS Smith Shareholders

DS Smith has recently received proposals from both International Paper and Mondi plc (“Mondi”) regarding a combination with DS Smith through possible all share offers by International Paper and Mondi respectively for DS Smith. A combination with either of International Paper or Mondi addresses a number of the factors set out above and would deliver a compelling strategic, industrial and financial rationale for a combination with DS Smith.

International Paper is now in the position to make a firm offer for DS Smith. In assessing the proposal received from International Paper, the DS Smith Board has given consideration to the proposed financial terms of the Combination and the anticipated strategic and financial benefits (including synergies) that are expected to be delivered. Amongst other factors, the DS Smith Board has focused on both the near term and longer term value that the Combination is expected to deliver to DS Smith Shareholders as well as the implications for all of DS Smith’s stakeholders.

The Combination with International Paper represents an attractive opportunity to create a truly international sustainable packaging solutions leader that is well positioned in attractive and growing markets across Europe and North America.

The DS Smith Board believes that the Combination is based on a compelling strategic, industrial and financial rationale which includes:

•	combining two focused fibre-based corrugated packaging solutions businesses with a clear, aligned strategic focus and vision;

•	strengthening DS Smith’s European business with the additional scale in paper and packaging of International Paper in the US and Europe bringing greater capacity to service customer needs;

•	enhancing the position of the combined International Paper and DS Smith business in North America;

•

creating the opportunity to drive best practice learnings across a wider network of assets, integrate the mill and box networks, and optimise the supply chains of the Combined Company in both Europe and North America;

•	unlocking meaningful cost synergies as well as capex savings and revenue opportunities for the Combined Company;

•	enhancing the global proposition to existing and prospective customers across Europe and North America, in particular in the FMCG sector, to provide innovative and value add packaging solutions; and

•	resulting in a Combined Company with a strong balance sheet, solid investment grade credit rating, and strong and attractive cash flow profile.

In considering the terms of the Combination and determining whether they reflected an appropriate valuation of DS Smith and its future prospects, the DS Smith Directors took into account a number of factors, including:

•

the terms of the Combination represent a value of 415 pence and a premium of 47.7 per cent. to DS Smith’s undisturbed share price of 281 pence on 7 February 2024 (being the day prior to the commencement of the Offer Period), based on International Paper’s share price of $40.85 at close of business on 25 March 2024;

•

that consideration in New International Paper Shares provides DS Smith Shareholders with the ability to remain fully invested in the Combined Company through DS Smith Shareholders owning approximately 33.7 per cent. of the Combined Company;

•

the opportunity for DS Smith Shareholders to participate in the anticipated value creation from the substantial expected synergies which are expected to be delivered through the Combination and accrue to shareholders of the Combined Company; and

•

that the secondary listing of International Paper Shares on the London Stock Exchange will help facilitate current DS Smith Shareholders to remain invested in the Combined Company alongside some potential benefits of a primary listing on the New York Stock Exchange upon completion of the Combination.

In considering the Combination, the DS Smith Directors have taken into account International Paper’s stated intentions for the business and its employees as set out in Section 3 (Background to and reasons for the Combination) and Section 11 (Management, employees, pensions, research and development, locations).

Following careful and thorough consideration of the financial terms of the Combination, the strategic rationale and anticipated financial benefits of the Combination, including the above factors, the DS Smith Directors intend to recommend unanimously that DS Smith Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the DS Smith General Meeting.

7.	Irrevocable undertakings

International Paper has received irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Combination at the DS Smith General Meeting from the DS Smith Directors, in respect of their entire beneficial holdings, amounting to 885,191 DS Smith Shares, in aggregate, representing approximately 0.06 per cent. of the issued share capital of DS Smith as at 15 April 2024, being the last practicable date prior to this Announcement.

Further details of these irrevocable undertakings are set out in Appendix III.

8.	DS Smith current trading update

Overall performance for the 2023/24 financial year to date has been resilient, despite the challenging economic environment. As expected, revenue in the year to date has declined against the prior year, predominantly driven by lower volumes and a reduction in packaging and paper prices. Packaging prices have been more resilient than expected, reflecting strong customer relationships, ongoing innovation and continued focus on high service levels.

Like-for-like corrugated box volume performance has improved during the year with declines in the first half partly offset by positive volume growth in the second half. Resilient pricing, together with lower raw material costs and operational efficiencies, have partly offset declines in volumes and prices, with performance for the 12 months to 30 April 2024 expected to be in line with management expectations.

9.	Information on DS Smith

DS Smith is a leading provider of sustainable paper-based packaging worldwide which is supported by recycling and papermaking operations, which are primarily based in Europe. It plays a central role in the value chain across sectors including e-commerce, FMCG and industrials. Through its purpose of ‘Redefining Packaging for a Changing World’ and its Now and Next sustainability strategy, DS Smith is committed to leading the transition to the circular economy, while delivering more circular solutions for its customers and wider society – replacing problem plastics, taking carbon out of supply chains and providing innovative recycling solutions. Its bespoke box-to-box in 14 days model, design capabilities and innovation strategy sit at the heart of this response. DS Smith operates in 34 countries employing around 30,000 people and is a Strategic Partner of the Ellen MacArthur Foundation.

10.	Information on International Paper

International Paper is a global producer of renewable fibre-based packaging and pulp products and one of the world’s largest recyclers, with established operations and presence primarily in North America. Headquartered in Memphis, Tennessee, International Paper employs approximately 40,000 employees globally, 33,000 of whom are in the United States. International Paper serves customers worldwide, with manufacturing operations in North America, Latin America, Europe and North Africa. Net sales for 2023 were $18.9 billion. International Paper is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. In the United States, as of 31 December 2023, International Paper operates 23 pulp and packaging mills, 162 converting and packaging plants, 16 recycling plants and three paper bag facilities. International Paper’s production facilities in Canada, Europe, North Africa and Latin America include four pulp and packaging mills, 37 converting and packaging plants, and two recycling plants. International Paper operates a packaging products distribution business principally through six branches in Asia.

11.	Management, employees, pensions, research and development, locations

International Paper’s intentions and strategic plans for DS Smith

As set out in Section 3 (Background to and reasons for the Combination) of this Announcement, the International Paper Board believes the Combination with DS Smith is financially attractive and represents a compelling opportunity to accelerate the delivery of International Paper’s strategy. The International Paper Board also believes the Combination will enhance the company’s profitable growth by expanding its capabilities and reach across Europe and by providing customers with an increased variety of choices and a superior portfolio of products across two continents.

International Paper intends to move quickly to combine International Paper’s and DS Smith’s existing businesses and, as soon as practicable following completion of the Combination, the Combined Company will initiate a detailed review of the operations, systems and functions of both businesses to assess how they can work most effectively and efficiently together.

This detailed review will provide the basis for an integration programme designed to minimise disruption to employees, customers, and suppliers whilst delivering the expected benefits of the Combination. In particular, it will inform the optimal design of the Combined Company’s target operating model (TOM), making the most of the expanded scale, footprint and capabilities the Combined Group will benefit from.

The initial focus of this review will be on potential cost savings through corporate and administration efficiencies, the potential impact of which on duplicative roles in corporate, head office and senior management positions across International Paper’s and DS Smith’s respective businesses is considered further below. The remaining aspects of the review will also focus on other potential back office savings.

During the period of this review, International Paper also intends to focus on its plan for the roll-out of measures expected to deliver growth and cost synergies, as further described in Section 3 (Background to and reasons for the Combination) of this Announcement. Whilst International Paper will seek to undertake as much of this planning work as it can prior to completion of the Combination, it will not be in a position to complete this work until after the Combination has completed.

Board and management team of the Combined Company

Upon completion of the Combination it is intended that International Paper’s Board will form the board of the Combined Company, and up to two DS Smith non-executive directors will be invited to join the board of directors of the Combined Company.

It is intended that International Paper’s incoming CEO, Andrew Silvernail, will become CEO of the Combined Company. It is further intended that the remainder of the International Paper leadership team will largely remain in place and, following an assessment of the needs of the Combined Company and the qualifications of DS Smith’s leadership team, certain of DS Smith’s current leadership team may also become part of the leadership team of the Combined Company.

It is also intended that DS Smith CEO Miles Roberts will join the Combined Company in a consultancy capacity for a period of up to two years. Further information on any such arrangements shall be set out in the Scheme Document.

Employees

International Paper believes that DS Smith employees will benefit from the increased opportunities offered by the Combined Company, as an industry leader in sustainable packaging solutions. These benefits are expected to include increased opportunities for training and development as well as further career path flexibility.

While no decisions have been taken, the synergy analysis carried out by International Paper to date has confirmed the potential to generate expected cost synergies for the Combined Company through corporate and administration efficiencies. Subject to a review of the requirements of the Combined Company after the Effective Date and any applicable employee information and consultation requirements, any administration efficiencies may involve headcount reduction in duplicative roles. Any such headcount reduction would be expected to focus on corporate, head office and senior management positions across its and DS Smith’s respective businesses. On a provisional basis, International Paper has identified approximately 400 roles across the Combined Company that appear to be duplicative (representing approximately 0.6 per cent. of the combined workforce). Any potential headcount reduction is subject to a review of the requirements of the Combined Company after the Effective Date and any required information and consultation with any impacted employees and/or their representatives in accordance with applicable law.

Aside from any potential headcount reduction resulting from the review described above, International Paper does not intend that the Combination will result in substantial additional job losses (including in frontline operational roles) or mill or plant closures.

Following completion of the Combination, the existing contractual and statutory employment rights of International Paper and DS Smith employees will be fully safeguarded and observed in accordance with applicable law. Other than as described above, International Paper does not intend to make any material change in the employment of, or in the conditions of employment of, DS Smith employees (except any changes made in accordance with applicable law).

Pension schemes

International Paper does not intend to make any changes, unless required to do so by applicable law, to the agreed employer contributions into DS Smith’s existing defined benefit and defined contribution pension schemes (including with regard to current arrangements for the funding of any scheme deficit in the defined benefit pension scheme), the level of benefits for existing members or the admission of new members to such pension schemes following the Effective Date. International Paper notes the DS Smith Group Pension Scheme was closed to accrual in 2011.

International Paper has entered into discussions with the trustee of the DS Smith Group Pension Scheme, who has confirmed that, based on the information International Paper has provided to it so far, and the representations made by International Paper to it to date, it has no reason to believe that the Combination would have a material adverse effect on the employer covenant or likelihood of benefits being received. International Paper has also agreed to maintain an open dialogue with the trustee in relation to any future changes which might affect the covenant supporting the DS Smith Group Pension Scheme.

Innovation, research and development and fixed assets

International Paper is committed to being at the forefront of development within the industry, driving the pace of innovation through employing the best talent and committing meaningful investments to create and expand on future opportunities.

International Paper does not intend to make any changes to DS Smith’s innovation and research and development functions, including DS Smith’s global Research & Development (R&D) and Innovation Centre, ‘R8’, which is located in Birmingham in the UK.

International Paper does not envisage any redeployment of DS Smith’s existing material fixed assets.

Headquarters and locations

As part of the Combination, International Paper envisages that DS Smith’s North American manufacturing locations and International Paper’s European manufacturing locations would continue their respective operations. Though it is intended that the Combined Company would be headquartered and domiciled in Memphis, Tennessee, USA, at International Paper’s existing headquarters, International Paper intends to maintain key elements of DS Smith’s headquarters functions and is proposing to establish a European headquarters in London, United Kingdom, at DS Smith’s existing headquarters (subject to any required information and consultation with any impacted employees and/or their representatives in accordance with applicable law).

Plans for Secondary Listing

As part of the Combination, any New International Paper Shares issued to DS Smith Shareholders will be authorised for primary listing on the New York Stock Exchange. Subject to official notice of issuance, International Paper intends to seek a secondary listing of its shares on the London Stock Exchange.

Other items

The DS Smith Shares are currently admitted to the premium listing segment of the Official List and to trading on the Main Market of the London Stock Exchange and, as set out in Section 16 (De-listing, cancellation of trading and re-registration) below, before the Effective Date, an application shall be made to the FCA and the London Stock Exchange to cancel such admissions to listing and trading, to take effect on the Business Day following the

Effective Date. DS Smith is also expected to be re-registered as a private company on or after the Effective Date.

No statements in this Section 11 (Management, employees, pensions, research and development, locations) constitute “post-offer undertakings” for the purposes of Rule 19.5 of the Code.

12.	DS Smith Share Schemes

Participants in the DS Smith Share Schemes will be contacted regarding the effect of the Combination on their rights under the DS Smith Share Schemes, and appropriate proposals will be made to such participants in accordance with Rule 15 of the Code. Further details of such proposals will be set out in the Scheme Document and in separate letters to be sent to the participants in the DS Smith Share Schemes in due course.

Arrangements between International Paper and DS Smith management

Miles Roberts

International Paper has proposed that, following the completion of the Combination, Miles Roberts, currently Group Chief Executive of DS Smith, acts as a consultant to the Combined Company to support the integration to ensure continuity and with a view to realising the benefits of the Combination for both sets of shareholders. There have been no discussions regarding the terms of any such consultancy arrangement. Further information on any such arrangements shall be set out in the Scheme Document.

Richard Pike

In order to promote the retention of Richard Pike, currently Group Financial Director of DS Smith, through to the completion of the Combination, International Paper has agreed that it shall make a cash retention payment to Richard Pike of 100 per cent. of his base salary conditional on Richard Pike remaining employed with a member of the DS Smith Group or International Paper Group on, and not having resigned prior to, the Effective Date (the “CFO Retention Award”), as detailed in the Co-operation Agreement. The CFO Retention Award will be paid, conditional on completion of the Combination, within 30 days of the Effective Date or, if later, the day following the date on which DS Smith is delisted from the London Stock Exchange. The total value of the CFO Retention Award is £550,000.

As required by, and solely for the purposes of, Rule 16.2 of the Code, Goldman Sachs International has reviewed the terms of the CFO Retention Award together with other information deemed relevant and advised DS Smith that the CFO Retention Award is fair and reasonable. In providing its advice, Goldman Sachs International, has taken into account the commercial assessments of the DS Smith Directors. Goldman Sachs International is acting as the independent financial adviser to DS Smith for the purposes of Rule 3 of the Code.

13.	Dividends

International Paper and DS Smith have agreed that:

•	should the Effective Date be after the record date in respect of:

•

any final dividend by DS Smith in respect of the financial year ended on 30 April 2024 (any such dividend being a “DS Smith FY24 Final Dividend”), DS Smith Shareholders will be entitled to receive and retain the DS Smith FY24 Final Dividend;

•

any interim dividend by DS Smith in respect of the financial year ended on 30 April 2025 (any such dividend being a “DS Smith FY25 Interim Dividend”), DS Smith Shareholders will be entitled to receive and retain the DS Smith FY25 Interim Dividend; and

•

any final dividend by DS Smith in respect of the financial year ended on 30 April 2025 (any such dividend being a “DS Smith FY25 Final Dividend”), DS Smith Shareholders will be entitled to receive and retain the DS Smith FY25 Final Dividend, provided, in each case, that such dividend is in accordance with DS Smith’s dividend policy and does not exceed:

•	in respect of the DS Smith FY24 Final Dividend, an amount per DS Smith Share of not more than 12.0 pence;

•	in respect of the DS Smith FY25 Interim Dividend, an amount per DS Smith Share of not more than 6.2 pence; and

•	in respect of the DS Smith FY25 Final Dividend, an amount per DS Smith Share of not more than 12.3 pence,

(in each case, any such dividend, a “DS Smith Permitted Dividend”);

•	should the Effective Date be after the record date in respect of:

•

any second quarter dividend by International Paper in respect of the financial year ended on 31 December 2024 (any such dividend being an “International Paper FY24 Q2 Dividend”), International Paper Shareholders will be entitled to receive and retain the International Paper FY24 Q2 Dividend;

•

any third quarter dividend by International Paper in respect of the financial year ended on 31 December 2024 (any such dividend being an “International Paper FY24 Q3 Dividend”), International Paper Shareholders will be entitled to receive and retain the International Paper FY24 Q3 Dividend; and

•

any fourth quarter dividend by International Paper in respect of the financial year ended on 31 December 2024 (any such dividend being an “International Paper FY24 Q4 Dividend”), International Paper Shareholders will be entitled to receive and retain the International Paper FY24 Q4 Dividend;

•

any first quarter dividend by International Paper in respect of the financial year ended on 31 December 2025 (any such dividend being an “International Paper FY25 Q1 Dividend”), International Paper Shareholders will be entitled to receive and retain the International Paper FY25 Q1 Dividend;

•

any second quarter dividend by International Paper in respect of the financial year ended on 31 December 2025 (any such dividend being an “International Paper FY25 Q2 Dividend”), International Paper Shareholders will be entitled to receive and retain the International Paper FY25 Q2 Dividend; and

•

any third quarter dividend by International Paper in respect of the financial year ended on 31 December 2025 (any such dividend being an “International Paper FY25 Q3 Dividend”), International Paper Shareholders will be entitled to receive and retain the International Paper FY25 Q3 Dividend, provided, in each case, that such quarterly dividend is in accordance with International Paper’s dividend policy and does not exceed:

•	in respect of the International Paper FY24 Q2 Dividend an amount per International Paper Share not more than 46.25 cents;

•	in respect of the International Paper FY24 Q3 Dividend an amount per International Paper Share not more than 46.25 cents;

•	in respect of the International Paper FY24 Q4 Dividend an amount per International Paper Share not more than 46.25 cents;

•	in respect of the International Paper FY25 Q1 Dividend an amount per International Paper Share not more than 46.25 cents;

•	in respect of the International Paper FY25 Q2 Dividend an amount per International Paper Share not more than 46.25 cents; and

•	in respect of the International Paper FY25 Q3 Dividend an amount per International Paper Share not more than 46.25 cents,

(in each case, a “International Paper Permitted Dividend”);

•

if, on or after the date of this Announcement and prior to the Effective Date, DS Smith announces, declares, makes or pays any dividend and/or other distribution and/or other return of capital other than a DS Smith Permitted Dividend or a DS Smith Equalising Dividend (as defined below) (a “DS Smith Excluded Dividend”), International Paper shall be entitled to:

•

reduce the International Paper share consideration by an amount equivalent to all or any part of such excess (in the case of a DS Smith FY24 Final Dividend, a DS Smith FY25 Interim Dividend, a DS Smith FY25 Final Dividend or a DS Smith Equalising Dividend (as relevant)) or by the amount of all or part of any such other dividend, distribution or return of capital, in which case any reference in this Announcement or in the Scheme Document (or, in the event that the Combination is to be implemented by means of any Offer, the offer document) to the consideration will be deemed to be a reference to the consideration as so reduced; or

•

declare and pay an equalising dividend to International Paper Shareholders so as to reflect the value attributable to all or any part of such excess (in the case of a DS Smith FY24 Final Dividend, a DS Smith FY25 Interim Dividend, a DS Smith FY25 Final Dividend or a DS Smith Equalising Dividend (as relevant)) or by the amount of all or part of any such other dividend, distribution or return of capital, in each case at the Relevant Exchange Rate, without any consequential change to the consideration (an “International Paper Equalising Dividend”); and

•

if, on or after the date of this Announcement and prior to the Effective Date, International Paper announces, declares, makes or pays any dividend and/or other distribution and/or other return of capital in each case with regard to the International Paper Shares other than an International Paper Permitted Dividend or an International Paper Equalising Dividend (an “International Paper Excluded Dividend”), DS Smith shall be entitled to declare and pay an equalising dividend to DS Smith Shareholders so as to reflect the value attributable to all or any part of such excess (in the case of an International Paper FY24 Q2 Dividend, an International Paper FY24 Q3 Dividend, an International Paper FY24 Q4 Dividend, International Paper FY25 Q1 Dividend, International Paper FY25 Q2 Dividend, International Paper FY25 Q3 Dividend or an International Paper Equalising Dividend (as relevant)) or by the amount of all or part of any such other dividend, distribution or return of capital, in each case at the Relevant Exchange Rate, without any consequential change to the consideration (a “DS Smith Equalising Dividend”).

14.	Combination-related arrangements

Confidentiality Agreement

International Paper and DS Smith entered into a confidentiality agreement on 27 February 2024 (the “Confidentiality Agreement”), pursuant to which they have each undertaken to keep confidential information relating to the other party and not to disclose it to third parties (with certain exceptions) unless required by law or regulation or permitted pursuant to limited carve-outs to the obligations of confidentiality. The Confidentiality Agreement also includes customary standstill and non-solicitation obligations applicable to both parties.

The confidentiality obligations will remain in force until the Combination becomes Effective or, in the event the Combination does not become Effective, until the date falling two years from the date of the Confidentiality Agreement.

Clean Team Agreement

On 27 March 2024, DS Smith and International Paper entered into a clean team agreement (the “Clean Team Agreement”), which sets out, among other things, how confidential information that is competitively sensitive can be disclosed, used or shared between DS Smith’s clean team individuals and/or external advisers retained by DS Smith and International Paper’s clean team individuals and/or external advisers retained by International Paper.

Joint Defense Agreement

On 27 March 2024, DS Smith, International Paper, Slaughter and May, Skadden, Arps, Slate, Meagher & Flom LLP, Sidley Austin LLP and Sullivan & Cromwell LLP entered into a joint defense agreement (the “Joint Defense Agreement”), the purpose of which is to ensure that the exchange and/or disclosure of certain materials between the parties, in particular in relation to the antitrust and regulatory workstreams, does not diminish in any way the confidentiality of such materials and does not result in a waiver of any privilege, right or immunity that might otherwise be available.

Co-operation Agreement

International Paper and DS Smith have entered into a Co-operation Agreement dated 16 April 2024 pursuant to which:

•

International Paper has agreed to take all actions as may be necessary or advisable to satisfy, or procure the satisfaction of, all regulatory clearances and authorisations as soon as reasonably practicable following the date of this Announcement and in any event in sufficient time to enable the Effective Date to occur by the Long Stop Date, provided that International Paper shall not be required to offer or accept any regulatory remedy that requires the disposal of any of its mills, plants or other assets located in the United States;

•

International Paper shall be responsible for determining the strategy for obtaining such regulatory clearances and authorisations after prior consultation with DS Smith and after having taken into account DS Smith’s views;

•	International Paper and DS Smith have agreed to certain customary undertakings to co-operate in relation to such regulatory clearances and authorisations; and

•

International Paper has agreed to provide DS Smith promptly with certain information as may be reasonably requested and is required for the Scheme Document, and DS Smith has agreed to provide International Paper promptly with certain information as may be reasonably requested and is required for the International Paper Proxy Statement and the International Paper prospectus in connection with Admission.

The Co-operation Agreement records the intention of International Paper and DS Smith to implement the Combination by way of the Scheme, subject to International Paper’s right to switch to an Offer in certain circumstances. International Paper and DS Smith have agreed to certain customary provisions if the Scheme should switch to an Offer.

The Co-operation Agreement also contains provisions that shall apply in respect of International Paper Shareholders’ and DS Smith Shareholders’ dividend entitlements and directors’ and officers’ insurance, as well as the DS Smith Share Schemes, other incentive arrangements and other employee-related matters (further details of which will be provided in the Scheme Document).

The Co-operation Agreement provides that International Paper will pay a break fee to DS Smith in the following amounts and circumstances (subject to certain exceptions and exclusions):

•	$220,527,460, if International Paper’s Board no longer recommends the Combination or if International Paper fails to hold its stockholders’ meeting prior to the Long Stop Date;

•	$147,018,306, if International Paper invokes any regulatory condition or any regulatory conditions have not been satisfied or waived by International Paper by the Long Stop Date; or

•	$73,509,153, if International Paper’s stockholders do not approve the resolutions required to implement the Combination at its stockholders’ meeting.

The Co-operation Agreement shall be terminated with immediate effect:

•	if International Paper and DS Smith so agree in writing;

•	upon service of notice by International Paper to DS Smith if the DS Smith Directors change their recommendation in respect of the Combination;

•

upon service of written notice by either International Paper or DS Smith to the other if: (i) a competing offer becomes effective or is declared or becomes unconditional; (ii) the Combination is withdrawn, terminates or lapses in accordance with its terms; (iii) prior to the Long Stop Date, International Paper invokes a Condition (in circumstances where invocation of the relevant Condition is permitted by the Panel); (iv) the Scheme is not approved at the Court Meeting, the resolutions to be proposed at the DS Smith General Meeting are not passed or the Court refuses to sanction the Scheme; (v) such resolution or resolutions as are necessary to approve, effect and implement the Combination, including to authorise the creation, allotment and issue of the New International Paper Shares, are not passed at the International Paper Shareholder Meeting; or (vi) unless otherwise agreed by International Paper and DS Smith in writing or required by the Panel, the Effective Date has not occurred by the Long Stop Date; or

•

upon service of notice by DS Smith to International Paper if: (i) International Paper makes an announcement prior to publication of the International Paper Proxy Statement that it will not convene the International Paper Shareholder Meeting or it intends not to file the International Paper Proxy Statement with the SEC or transmit it to International Paper Shareholders; (ii) the International Paper Proxy Statement does not include the International Paper Directors’ recommendation; or (iii) the International Paper Directors change their recommendation in respect of the Combination.

15.	Structure of the Combination

Scheme

It is intended that the Combination will be implemented by way of a Court-sanctioned scheme of arrangement between DS Smith and the DS Smith Shareholders under Part 26 of the Companies Act (although International Paper reserves the right to implement the Combination by means of an Offer, subject to the consent of the Panel).

The purpose of the Scheme is to provide for International Paper to become the ultimate owner of the entire issued and to be issued share capital of DS Smith. Pursuant to the Scheme, the DS Smith Shares will be transferred to International Paper in consideration for which the DS Smith Shareholders who are on DS Smith’s register of members at the Scheme Record Time will receive the New International Paper Shares on the basis set out in Section 2 (The Combination) of this Announcement.

Approval by Court Meeting and General Meeting

To become Effective, the Scheme requires, among other things:

(a)

satisfaction (or, where applicable, waiver) of the Conditions including the receipt of merger control and regulatory clearances, including from the European Commission and US authorities and the receipt of foreign direct investment clearance from UK and Italian authorities;

(b)

approval by a majority in number of the DS Smith Shareholders who are present and vote, either in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court) and who represent not less than 75 per cent. in value of the DS Smith Shares (or the relevant class or classes thereof) voted by those DS Smith Shareholders;

(c)	approval of the requisite majority(ies) of the votes cast, either in person or by proxy, of the resolutions required to approve and implement the Scheme at the DS Smith General Meeting; and

(d)	sanction of the Scheme by the Court and, following such sanction, the delivery of a copy of the Court Order to the Registrar of Companies.

Application to Court to sanction the Scheme

Once the approvals of the DS Smith Shareholders have been obtained at the Court Meeting and the DS Smith General Meeting, and the other Conditions have been satisfied or (where applicable) waived, the Scheme must be sanctioned by the Court at the Court Hearing.

The Scheme will become effective in accordance with its terms on delivery of a copy of the Court Order to the Registrar of Companies. Upon the Scheme becoming Effective, it will be binding on all DS Smith Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or DS Smith General Meeting, or whether they voted in favour of or against the Scheme.

Full details of the Scheme to be set out in the Scheme Document

The Scheme Document will contain further information about the Combination and the notices of the Court Meeting and DS Smith General Meeting, together with the associated Forms of Proxy. Further details of the Scheme will be set out in the Scheme Document, including the expected timetable and the action to be taken by DS Smith Shareholders.

The Scheme will be governed by English law. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the FCA and the Listing Rules.

It is expected that the Scheme Document will be published and sent to DS Smith Shareholders and, for information only, to participants in the DS Smith Share Schemes as soon as practicable and at or around the same time as the mailing of the International Paper Proxy Statement.

At this stage, subject to the approval and availability of the Court (which is subject to change), and subject to the satisfaction (or, where applicable, waiver) of the Conditions, International Paper expects the Combination will become Effective in the fourth quarter of 2024.

Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Scheme Document will also be made available on International Paper’s website at www.internationalpaper.com and DS Smith’s website at www.dssmith.com.

Conditions to the Combination

The Combination will be subject to the Conditions and further terms set out in full in Appendix I to this Announcement and to be set out in the Scheme Document.

Amongst others, the Conditions include:

•

the receipt of merger control and regulatory clearances, including from the European Commission and US authorities and the receipt of foreign direct investment clearances from UK and Italian authorities;

•

the issuance of the New International Paper Shares in connection with the Combination being duly approved by the affirmative vote of the majority of the votes cast at the International Paper Shareholder Meeting;

•

confirmation having been received by International Paper that the New International Paper Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange; and

•

acknowledgement having been received by International Paper that the application for Admission has been approved and the International Paper Shares will be admitted to trading on the Main Market for listed securities of the London Stock Exchange.

The Conditions set out in paragraphs 1 and 2 of Appendix I to this Announcement provide that the Scheme will lapse, and the Combination shall not proceed (unless the Panel otherwise consents) if:

(a)	the Scheme does not become Effective by 11.59 p.m. on the Long Stop Date;

(b)

the Court Meeting is not held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date as may be agreed between International Paper and DS Smith and the Court may allow);

(c)

the DS Smith General Meeting is not held on or before the 22nd day after the expected date of the DS Smith General Meeting to be set out in the Scheme Document in due course (or such later date as may be agreed between International Paper and DS Smith and the Court may allow); or

(d)

the Scheme is not sanctioned on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document in due course (or such later date as may be agreed between International Paper and DS Smith and the Court may allow) and a copy of the Court Order is not delivered to the Registrar of Companies, and such deadlines are not waived by International Paper or otherwise extended by agreement between International Paper, DS Smith, the Panel and the Court.

Right to switch to an Offer

International Paper reserves the right to elect to implement the Combination by way of an Offer for the entire issued and to be issued share capital of DS Smith as an alternative to the Scheme (subject to the consent of the Panel and the terms of the Co-operation Agreement). In such an event, the Offer will be implemented on the same terms (subject to appropriate amendments, in accordance with the terms of the Co-operation Agreement), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Part C of Appendix I to this Announcement.

16.	De-listing, cancellation of trading and re-registration

Prior to the Scheme becoming Effective, a request will be made by DS Smith to the London Stock Exchange to cancel the admission to trading in DS Smith Shares on its Main Market for listed securities to take effect on, or shortly after, the Effective Date and the FCA will be requested to cancel the listing of the DS Smith Shares from the Official List on, or shortly after, the Effective Date.

On the Effective Date, share certificates in respect of DS Smith Shares will cease to be valid (and should be destroyed) and entitlements to DS Smith Shares held within the CREST system will be cancelled.

As soon as practicable after the Effective Date and after the cancellation of the admission to trading in DS Smith Shares on the London Stock Exchange’s Main Market for listed securities and the cancellation of the listing of the DS Smith Shares on the Official List, it is intended that DS Smith will be re-registered as a private limited company under the relevant provisions of the Companies Act.

In addition, the New International Paper Shares will be authorised for primary listing on the New York Stock Exchange subject to official notice of issuance and International Paper will seek a secondary listing of the International Paper Shares on the London Stock Exchange (on the equity shares (international commercial companies secondary listing) category of the Official List or, if the reforms to the Listing Rules contemplated by the Draft UK Listing Rules Instrument 2024 published by the FCA in February 2024 have not come into force on or before the Effective Date, the standard segment of the Official List).

17.	Disclosure of interests in DS Smith

As at the close of business on 15 April 2024 (being the last practicable date prior to this Announcement), save for: (i) the disclosures in this Section 17; and (ii) the Irrevocable Undertakings referred to in Section 7, none of International Paper or any of its directors or, so far as International Paper is aware, any person acting, or deemed to be acting, in concert with International Paper had:

•	any interest in, or right to subscribe for, relevant securities of DS Smith;

•

any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of DS Smith;

•	procured an irrevocable commitment or letter of intent to accept the terms of the Combination in respect of relevant securities of DS Smith; or

•	borrowed or lent any DS Smith Shares.

Furthermore, no dealing arrangement (of the kind referred to in Note 11 of the definition of “acting in concert” in the Code) exists between International Paper or DS Smith or any person acting in concert with International Paper or DS Smith in relation to DS Smith Shares.

18.	Fractional entitlements

Fractions of New International Paper Shares will not be allotted to DS Smith Shareholders. Instead, all fractional shares which a holder of DS Smith Shares would otherwise be entitled to receive will be aggregated and calculations will be rounded down, and such holder shall receive, in lieu of such fractional entitlements, cash in an amount (rounded down to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of International Paper Shares on the New York Stock Exchange (as reported in Bloomberg or, if not reported therein, in another authoritative source selected by International Paper) on the last Business Day prior to the Effective Date.

19.	Rule 2.9 disclosures

In accordance with Rule 2.9 of the Code, DS Smith confirms that, as at the close of business on 15 April 2024, being the last Business Day before this Announcement, it had 1,378,589,050 ordinary shares of 10 pence each in issue admitted to trading on the Main Market of the London Stock Exchange. The International Securities Identification Number (ISIN) for DS Smith Shares is GB0008220112.

In accordance with Rule 2.9 of the Code, International Paper confirms that, as at the close of business on 15 April 2024, being the last Business Day before this Announcement, it had in issue and listed on the New York Stock Exchange 448,916,502 shares of common stock, which includes 101,593,422 held in treasury. The International Securities Identification Number (ISIN) for International Paper Shares is US4601461035.

20.	General

The Combination will be subject to the Conditions and other terms set out in Appendix I and to be set out in the Scheme Document.

BofA Securities, Goldman Sachs International, Citi and J.P. Morgan Cazenove have each given and not withdrawn their consent to the publication of this Announcement with the inclusion of their names in the form and context in which they appear.

21.	Documents available on a website

Subject to certain restrictions relating to persons in Restricted Jurisdictions, copies of the following documents will, by no later than 12 noon on the Business Day following the date of this Announcement, be made available on International Paper’s website at www.internationalpaper.com and DS Smith’s website at www.dssmith.com (as applicable) until the end of the Offer Period:

(a)	this Announcement;

(b)	the Confidentiality Agreement;

(c)	the Co-operation Agreement;

(d)	the Irrevocable Undertakings;

(e)	the Clean Team Agreement;

(f)	the Joint Defense Agreement;

(g)	consent letters from each of BofA Securities, Goldman Sachs International, Citi, J.P. Morgan Cazenove; and

(h)

a letter from Deloitte confirming that its report in connection with the Quantified Financial Benefits Statement (as referred to in Appendix IV) continues to apply, as required by Rule 27.2(d) of the Code.

Neither the contents of International Paper’s website or the contents of DS Smith’s website, nor the content of any other website accessible from hyperlinks on either such website, is incorporated into or forms part of, this Announcement.

Enquiries:

International Paper	+1 901 419 1731
Mark Nellessen
Jessica Seidner

BofA Securities (Sole financial adviser to International Paper)	+44 20 7628 1000
Luca Ferrari
Geoff Iles
Antonia Rowan
Tom Brown

FGS Global (PR adviser to International Paper)	+1 212 687 8080
Robin Weinberg
Kelsey Markovich
Hayley Cook

James Murgatroyd	+44 20 7251 3801
Gordon Simpson
Edward Treadwell

DS Smith Plc	+44 (0) 20 7756 1800
Hugo Fisher, Group Investor Relations Director
Anjali Kotak, Investor Relations Director

Goldman Sachs International (Financial adviser to DS Smith)	+44 (0) 20 7774 1000
Anthony Gutman
Nick Harper
Warren Stables

Citi (Financial adviser and corporate broker to DS Smith)	+44 (0) 20 7986 4000
Andrew Seaton
Alex de Souza
Christopher Wren

J.P. Morgan Cazenove (Financial adviser and corporate broker to DS Smith)	+44 (0) 20 7742 4000
Charlie Jacobs
Richard Walsh
Jonty Edwards

Brunswick Group (PR adviser to DS Smith)	+44 (0) 20 7404 5959
Simon Sporborg
Dan Roberts

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal adviser to International Paper in connection with the Combination. Sidley Austin LLP is acting as US antitrust legal adviser to International Paper in connection with the Combination. Slaughter and May is acting as legal adviser to DS Smith in connection with the Combination. Sullivan & Cromwell LLP is acting as US legal adviser to DS Smith in connection with the Combination.

Disclaimers

BofA Securities, which is authorised by the PRA and regulated by the FCA and the PRA in the United Kingdom, is acting exclusively for International Paper and for no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than International Paper for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this Announcement. Neither BofA Securities, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of BofA Securities in connection with this Announcement, any statement contained herein or otherwise.

Goldman Sachs International, which is authorised by the PRA and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for DS Smith and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than DS Smith for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the matters referred to in this Announcement.

Citi, which is authorised by the PRA and regulated in the UK by the FCA and the PRA, is acting exclusively for DS Smith and for no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than DS Smith for providing the protections afforded to clients of Citi nor for providing advice in connection with the matters referred to in this Announcement. Neither Citi nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of Citi in connection with this Announcement, any statement contained herein or otherwise.

J.P. Morgan Cazenove, which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA, is acting as financial adviser exclusively for DS Smith and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than DS Smith for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in relation to the matters set out in this Announcement or any other matter or arrangement referred to herein.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, BofA Securities and its affiliates and J.P. Morgan Cazenove and its affiliates will continue to act as exempt principal trader in DS Smith securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer, invitation or the solicitation of an offer to purchase or subscribe, otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise.

The Combination will be subject to English law and to the applicable requirements of the Code, the Panel, the Listing Rules, the London Stock Exchange and the FCA.

The Combination will be made solely by the Scheme Document, which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Scheme. Any voting decision or response in relation to the Combination should be made solely on the basis of the Scheme Document. DS Smith Shareholders are advised to read the formal documentation in relation to the Combination carefully once it has been published. Each DS Smith Shareholder is urged to consult their independent professional adviser regarding the tax consequences of the Combination.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or from an independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended).

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.

Overseas shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their DS Smith Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Copies of this Announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Combination.

If the Combination is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to DS Smith Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for US investors in DS Smith

The Combination relates to the shares of an English company and is being made by way of a scheme of arrangement provided for under Part 26 of the Companies Act. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Combination and the Scheme will be subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company incorporated in the UK and listed on the London Stock Exchange, which differ from the disclosure requirements of US tender offer and proxy solicitation rules. If, in the future, International Paper exercises its right to implement the Combination by way of an Offer and determines to extend the Offer into the United States, the Combination will be made in compliance with applicable US laws and regulations.

The New International Paper Shares to be issued pursuant to the Combination have not been registered under the US Securities Act and may not be offered or sold in the US absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New International Paper Shares to be issued pursuant to the Combination will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the US Securities Act. If, in the future, International Paper exercises its right to implement the Combination by way of an Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New International Paper Shares. In this event, DS Smith Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to International Paper’s contact for enquiries identified above.

Neither the SEC nor any US state securities commission has approved or disapproved of the New International Paper Shares to be issued in connection with the Combination, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

This Announcement contains, and the Scheme Document will contain certain unaudited financial information relating to DS Smith that has been prepared in accordance with the accounting standards applicable in the UK and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US generally accepted accounting principles. US generally accepted accounting principles differ in certain significant respects from accounting standards applicable in the UK.

It may be difficult for US DS Smith Shareholders to enforce their rights and any claim arising out of the US federal securities laws against DS Smith or its directors or officers, because DS Smith is incorporated under the laws of England and Wales, some or all of DS Smith’s assets are or may be located in non-US jurisdictions, and some or all of its officers and directors are residents of a non-US country. US DS Smith Shareholders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

US DS Smith Shareholders also should be aware that the Combination may have tax consequences for US federal income tax purposes and under applicable US state and local, as well as foreign and other, tax laws, and, that such consequences, if any, are not described herein, US DS Smith Shareholders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination.

Forward Looking Statements

This Announcement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act 1995 that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Announcement are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry-specific nature. Forward-looking statements give International Paper’s and DS Smith’s current expectation and projections with respect to the financial condition, results of operations and business of International Paper, DS Smith and certain plans and objectives of International Paper, DS Smith and the Combined Company.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. These statements are based on assumptions and assessments made by International Paper and DS Smith in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate, and therefore are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied by those forward-looking statements.

Forward-looking statements often use forward-looking or conditional words such as “anticipate”, “target”, “expect”, “forecast”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “will”, “continue”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) the ability of International Paper and DS Smith to consummate the Combination in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the Combination; (iii) adverse effects on the market price of DS Smith’s or International Paper’s operating results including because of a failure to complete the Combination; (iv) the effect of the announcement or pendency of the Combination on DS Smith’s or International Paper’s business relationships, operating results and business generally; (v) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects; (vi) business and management strategies and the expansion and growth of the operations of the International Paper Group or the DS Smith Group; and (vii) the effects of government regulation on the business of the International Paper Group or the DS Smith Group. There are many factors which could cause actual results to differ materially from those expressed or implied in forward looking statements. Among such factors are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals.

These forward-looking statements are not guarantees of future performance and are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to International Paper or DS Smith or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of International Paper nor DS Smith undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

International Paper’s Annual Report on Form 10-K for the fiscal year ended 31 December 2023 filed with the SEC contains additional information regarding forward-looking statements and other risk factors with respect to International Paper.

Additional Information

This Announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New International Paper Shares in respect of the Combination. In connection with the foregoing proposed issuance of the New International Paper Shares, International Paper expects to file the International Paper Proxy Statement. To the extent the Combination is effected as a scheme of arrangement under English law, the issuance of the New International Paper Shares in connection with the Combination would not be expected to require registration under the US Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the US Securities Act. In the event that International Paper determines to conduct the Combination pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, International Paper expects to file a registration statement with the SEC containing a prospectus with respect to the New International Paper Shares that would be issued in the Combination. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE INTERNATIONAL PAPER PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE INTERNATIONAL PAPER PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNATIONAL PAPER, THE COMBINATION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the International Paper Proxy Statement, the Scheme Document, and other documents filed by International Paper with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the International Paper Proxy Statement, the Scheme Document, and other documents filed by International Paper with the SEC at https://www.internationalpaper.com/investors.

Participants in the Solicitation

International Paper and its directors, officers and employees, including Christopher M. Connor, Ahmet C. Dorduncu, Ilene S. Gordon, Anders Gustafsson, Jacqueline C. Hinman, Clinton A. Lewis, Jr., Kathryn D. Sullivan, Anton V. Vincent and Ray G. Young, all of whom are members of the International Paper Board, as well as Mark S. Sutton, Chief Executive Officer and Chairman of the International Paper Board and Timothy S. Nicholls and Senior Vice President and Chief Financial Officer may be deemed participants in the solicitation of proxies from International Paper’s stockholders in respect of the Combination, including the proposed issuance of New International Paper Shares. Information regarding International Paper’s directors and executive officers is contained in; (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the fiscal year ended 31 December 2023 of International Paper, which was filed with the SEC on 16 February 2024; and (ii) the “Item 1 – Election of 9 Directors,” “Compensation Discussion & Analysis (CD&A),” and “Security Ownership of Management” sections in the definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders of International Paper, which was filed with the SEC on 2 April 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the International Paper Proxy Statement relating to the Combination when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Paper’s website at https://www.internationalpaper.com/investors.

No profit forecasts or estimates

No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share, for International Paper or DS Smith, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for International Paper or DS Smith, respectively.

Quantified Financial Benefits Statement

Statements of estimated synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Combined Company’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of International Paper or DS Smith for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of International Paper and the International Paper Directors.

Right to switch to an Offer

International Paper reserves the right to elect to implement the Combination by way of an Offer for the entire issued and to be issued share capital of DS Smith as an alternative to the Scheme (subject to the consent of the Panel and the terms of the Co-operation Agreement). In such an event, the Offer will be implemented on the same terms (subject to appropriate amendments, in accordance with the terms of the Co-operation Agreement), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Part C of Appendix I to this Announcement.

Publication on website

A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions), free of charge, at www.internationalpaper.com and at www.dssmith.com and by no later than 12 noon on the Business Day following the date of this Announcement.

Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.

Hard copy documents

DS Smith Shareholders and persons with information rights may request a hard copy of this Announcement by contacting DS Smith’s registrar, Equiniti, by: (i) submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom; or (ii) contacting Equiniti between 8:30 a.m. and 5:30 p.m. (UK time), Monday to Friday (excluding English and Welsh public holidays), on +44 (0) 333 207 6530 (calls from outside the UK will be charged at the applicable international rate and you should use the country code when calling from outside the UK)—calls may be recorded and monitored for training and security purposes. A person so entitled may also request that all future documents, announcements and information in relation to the Combination be sent to them in hard copy form.

Information relating to DS Smith Shareholders

Addresses, electronic addresses and certain other information provided by DS Smith Shareholders, persons with information rights and other relevant persons for the receipt of communications from DS Smith may be provided to International Paper during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, DS Smith confirms that, as at the close of business on 15 April 2024, being the last practicable date prior to this Announcement, it had in issue 1,378,589,050 ordinary shares of 10 pence each. The International Securities Identification Number (ISIN) for DS Smith Shares is GB0008220112.

In accordance with Rule 2.9 of the Code, International Paper confirms that, as at the close of business on 15 April 2024, being the last practicable date prior to this Announcement, it had in issue 448,916,502 shares of common stock which includes 101,593,422 held in treasury. The International Securities Identification Number (ISIN) for International Paper Shares is US4601461035.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44(0)20 7638 0129.

APPENDIX I

CONDITIONS AND FURTHER TERMS OF THE COMBINATION

Part A

Conditions to the Combination

1.	The Combination will be conditional upon the Scheme becoming unconditional and Effective, subject to the Code, by no later than 11.59 p.m. on the Long Stop Date.

Scheme approval

2.	The Scheme will be conditional upon:

(a)	(i)

its approval by a majority in number representing not less than 75 per cent. in value of the DS Smith Shareholders (or the relevant class or classes thereof, if applicable) in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting; and

(ii)

the Court Meeting and any separate class meeting which may be required by the Court or any adjournment of any such meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, as International Paper and DS Smith may agree and the Court may allow);

(b)	(i)	all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the DS Smith General Meeting or at any adjournment of that meeting; and

(ii)

the DS Smith General Meeting or any adjournment of that meeting being held on or before the 22nd day after the expected date of the DS Smith General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as International Paper and DS Smith may agree and the Court may allow); and

(c)	(i)

the sanction of the Scheme by the Court (with or without modification (but subject to any such modification being acceptable to International Paper and DS Smith)) and the delivery of a copy of the Court Order to the Registrar of Companies; and

(ii)

the Court Hearing being held on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document in due course (or such later date, if any, as International Paper and DS Smith may agree and the Court may allow).

Other Conditions

3.

The Combination will also be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied or, where capable of waiver, waived:

Competition law and regulatory approvals

European Commission

(a)

insofar as the Combination constitutes, or is deemed to constitute, a concentration with a Union dimension within the meaning of the EU Merger Regulation, or, following a request pursuant to Article 22(1) of the EU Merger Regulation, the European Commission decides (or is deemed to have decided) that it shall examine the Combination pursuant to Article 22(3) of Council Regulation (EC) No. 139/2004 (the “EU Merger Regulation”), the European Commission:

(i)

issuing a decision under Articles 6(1)(b), 6(2), 8(1), or 8(2) of the EU Merger Regulation declaring the Combination compatible with the internal market (or having been deemed to do so pursuant to Article 10(6) of the EU Merger Regulation); or

(ii)

issuing a decision to refer (or being deemed to have taken a decision to refer) the Combination in whole or in part to the competent authorities of one or more Member States of the European Union under Articles 4 or 9 of the EU Merger Regulation and

(A)	each such authority issuing a decision with equivalent effect to that in Condition 3(a)(i) with respect to those parts of the Combination referred to it; and

(B)	where applicable, the European Commission issuing a decision as referred to in Condition 3(a)(i) with respect to any part of the Combination retained by it;

United States of America

(b)

all applicable notifications and filings having been made and any applicable waiting periods (including any extensions thereof or the expiration of any customary timing agreements or similar commitments not to close before a certain period of time) under the Hart Scott Rodino Antitrust Improvements Act of 1976 (as amended) (the “HSR Act”) and the rules and regulations made thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Combination and any commitment or agreement with any governmental entity to stay, toll or extend any applicable waiting period under the HSR Act or to otherwise not consummate the Combination shall have expired, lapsed or been terminated;

EU Foreign Subsidies Regulation

(c)

insofar as the Combination constitutes a notifiable concentration pursuant to Article 20(3) or Article 21(5) of the EU Foreign Subsidies Regulation (Regulation (EU) No. 2022/2560) (the “EU Foreign Subsidies Regulation”):

(i)	the European Commission:

(A)	informing International Paper and DS Smith or declaring that it is closing its preliminary review of the Combination pursuant to Article 10(4) of the EU Foreign Subsidies Regulation;

(B)

not initiating an in-depth investigation of the Combination within 25 working days after receipt of the complete notification, calculated in accordance with Article 24 of the EU Foreign Subsidies Regulation (including any suspension of the relevant time period pursuant to Article 24(5));

(C)

not adopting a decision specified in Article 25(3) of the EU Foreign Subsidies Regulation within the time period specified in Article 25(4) thereof, following an in-depth investigation of the Combination;

(D)	issuing a no objection decision pursuant to Article 11(4) of the EU Foreign Subsidies Regulation following an in-depth investigation of the Combination; or

(E)	issuing a decision with commitments pursuant to Article 11(3) of the EU Foreign Subsidies Regulation following an in-depth investigation of the Combination.

Foreign direct investment clearances

(d)	United Kingdom:

(i)

if the Combination is a notifiable acquisition under the NSI Act, the requisite notification having been made and the Secretary of State confirming that no further action will be taken under the NSI Act in relation to the Combination or making a final order under the NSI Act in respect of the Combination, the provisions of which allow the Combination to proceed;

(ii)

if, prior to the date on which all other Conditions are satisfied or waived, the Secretary of State issues a call-in notice within the meaning of the NSI Act in relation to the Combination, the Secretary of State: (A) confirming that no further action will be taken under the NSI Act in relation to the Combination; or (B) making a final order under the NSI Act in respect of the Combination, the provisions of which allow the Combination to proceed;

(e)	Italy:

(i)

approval having been received under Law Decree No. 21 dated March 15, 2012 (passed by Italian Law No. 56 dated May 11, 2012, as subsequently amended and enacted, together with all connected or subordinated implementing decrees and regulations in force) (the “Golden Power Regulation”), or expiration of the applicable waiting periods or the relevant review period, or a confirmation that the Combination does not require approval under the Golden Power Regulation, whichever occurs first;

International Paper Shareholder Approval

(f)

the passing at the International Paper Shareholder Meeting of such resolution or resolutions as are necessary to approve, effect and implement the Combination, including to authorise the creation, allotment and issue of the New International Paper Shares;

Listing on the New York Stock Exchange, effectiveness of registration

(g)	confirmation having been received by International Paper that the New International Paper Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange;

(h)

in the event that the Combination is implemented by way of an Offer, absent an available exemption from the registration requirements of the US Securities Act, International Paper’s registration statement having been declared effective by the SEC and no stop order having been issued or proceedings for suspension of the effectiveness of International Paper’s registration statement having been initiated by the SEC and International Paper having received all necessary US state securities law or blue sky authorisations;

Listing on the London Stock Exchange

(i)	(i)	the FCA having acknowledged to International Paper or its agent (and such acknowledgement not having been withdrawn) that the application for the admission of the International Paper Shares to:

(A)

if the reforms to the Listing Rules contemplated by the FCA consultation paper CP 23/31 published on 20 December 2023 and the draft UK Listing Rules Instrument 2024 published by the FCA on 7 March 2024 (the “Draft UK Listing Rules Instrument 2024”) have come into force on or before the Effective Date, the equity shares (international commercial companies secondary listing) category of the Official List (in accordance with the Listing Rules and the Financial Services and Markets Act 2000) (or, if there is no such category, such listing category as most closely conforms to the requirements and standards provided for in Chapter 14 of the draft UK Listing Rules Sourcebook contained in the Draft UK Listing Rules Instrument 2024 as at the date of this Announcement); or

(B)

if the reforms to the Listing Rules contemplated by the Draft UK Listing Rules Instrument 2024 have not come into force on or before the Effective Date, the standard segment of the Official List (in accordance with the Listing Rules and the Financial Services and Markets Act 2000),

has been approved and (after satisfaction of any conditions to which such approval is expressed to be subject (“listing conditions”)) admission will become effective as soon as a dealing notice has been issued by the FCA and any listing conditions have been satisfied; and

(ii)

the London Stock Exchange having acknowledged to International Paper or its agent (and such acknowledgement not having been withdrawn) that the International Paper Shares will be admitted to trading on the Main Market for listed securities of the London Stock Exchange;

General third-party clearances

(j)	(i)

if and to the extent that any or all of Conditions (a) to (e) (inclusive) are waived or are not invoked by International Paper, all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals from the authorities referred to in Conditions (a) to (e) (inclusive) (for the purposes of this Condition (j) each a “Clearance”) including, without limitation, any Clearance in connection with any “phase 2” or similar “in depth” review by any of the authorities referred to in Conditions (a) to (e) (inclusive) having been obtained; and

(ii)

any other clearance reasonably deemed necessary by International Paper or any member of the Wider International Paper Group following consultation with DS Smith for or in respect of the Combination (including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, DS Smith or any member of the Wider DS Smith Group by any member of the Wider International Paper Group) having been obtained, in each case all such clearances remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Combination becomes otherwise Effective;

(k)

the waiver (or non-exercise within any applicable time limits) by any relevant government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction (each a “Third Party”) of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination) arising as a result of or in connection with the Combination including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, DS Smith by International Paper or any member of the Wider International Paper Group;

(l)

in addition to the competition law and regulatory approvals referred to in Conditions (a) – (e) above, all necessary filings or applications having been made in connection with the Combination and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Combination or the acquisition by any member of the Wider International Paper Group of any shares or other securities in, or control of, DS Smith and all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, Clearances, permissions, exemptions and approvals reasonably deemed necessary by International Paper or any member of the Wider International Paper Group following consultation with DS Smith for or in respect of the Combination including, without limitation, its implementation or the proposed direct or indirect acquisition of any shares or other securities in, or control of, DS Smith or any member of the Wider DS Smith Group by any member of the Wider International Paper Group having been obtained from all appropriate Third Parties or persons with whom any member of the Wider DS Smith Group has entered into contractual arrangements and all such authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, Clearances, permissions, exemptions and approvals necessary to carry on the business of any member of the Wider DS Smith Group which are material in the context of the International Paper Group or the DS Smith Group as a whole or for or in respect of the Combination including, without limitation, its implementation and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Combination becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(m)

no Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having enacted, made or proposed any statute, regulation, decision, injunction or order, or change to published practice or having taken any other step, and there not continuing to be outstanding any statute, regulation, decision or order, which in each case would or might reasonably be expected to:

(i)

require, prevent or materially delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider International Paper Group or any member of the Wider DS Smith Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the Wider International Paper Group or the Wider DS Smith Group in either case taken as a whole or in the context of the Combination;

(ii)	require, prevent or materially delay the divestiture by any member of the Wider International Paper Group of any shares or other securities in DS Smith;

(iii)

impose any material limitation on, or result in a material delay in, the ability of any member of the Wider International Paper Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider DS Smith Group or the Wider International Paper Group or to exercise voting or management control over any such member, in each case to an extent which is material in the context of the Wider International Paper Group or the Wider DS Smith Group in either case taken as a whole or in the context of the Combination;

(iv)

otherwise adversely affect the business, assets, profits or prospects of any member of the Wider International Paper Group or of any member of the Wider DS Smith Group to an extent which is material in the context of the Wider International Paper Group or the Wider DS Smith Group in either case taken as a whole or in the context of the Combination;

(v)

make the Combination or its implementation or the acquisition or proposed acquisition by International Paper or any member of the Wider International Paper Group of any shares or other securities in, or control of DS Smith void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, materially delay or otherwise interfere with the same, or impose material additional conditions or obligations with respect thereto;

(vi)

require (save as envisaged by the Combination) any member of the Wider International Paper Group or the Wider DS Smith Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider DS Smith Group or the Wider International Paper

Group owned by any third party, in each case to an extent which is material in the context of the Wider International Paper Group or the Wider DS Smith Group in either case taken as a whole or in the context of the Combination;

(vii)

impose any limitation on the ability of any member of the Wider DS Smith Group to co-ordinate its business, or any part of it, with the businesses of any other members which is adverse to and material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination; or

(viii)	result in any member of the Wider DS Smith Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods (including any extensions thereof or the expiration of any customary timing agreements or similar commitments not to close before a certain period of time) during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Combination or the acquisition or proposed acquisition of any DS Smith Shares having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement etc.

(n)

except as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider DS Smith Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, or any circumstance which in consequence of the Combination or the proposed acquisition of any shares or other securities (or equivalent) in DS Smith or because of a change in the control or management of DS Smith or otherwise, could or might result in any of the following to an extent which is material and adverse in the context of the Wider DS Smith Group, or the Wider International Paper Group, in either case taken as a whole, or in the context of the Combination:

(i)

any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)

any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any obligation or liability arising, or any action being taken or arising thereunder;

(iii)

any asset or interest of any such member being or failing to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any such member otherwise than in the ordinary course of business;

(iv)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any such member;

(v)

the rights, liabilities, obligations or interests of any such member, or the business of any such member with, any person, firm, company or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

(vi)	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

(vii)	any such member ceasing to be able to carry on business under any name under which it presently does so;

(viii)

the creation or acceleration of any liability, actual or contingent, by any such member (including any material tax liability or any obligation to obtain or acquire any material authorisation, order, grant, recognition, determination, confirmation, consent, licence, Clearance, permission, exemption, approval, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Combination; or

(ix)	any liability of any such member to make any severance, termination, bonus or other payment to any of its directors or other officers,

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider DS Smith Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (ix) of this Condition (n) (in each case to an extent which is material and adverse in the context of the Wider DS Smith Group, or the Wider International Paper Group, in either case taken as a whole, or in the context of the Combination);

No material transactions, claims or changes in the conduct of the business of the DS Smith Group

(o)	except as Disclosed, no member of the Wider DS Smith Group having, since 30 April 2023:

(i)

save as between DS Smith and wholly-owned subsidiaries of DS Smith or for DS Smith Shares issued under or pursuant to the exercise of options and vesting of awards granted under the DS Smith Share Schemes, issued or agreed to issue, authorised or proposed the issue of additional shares of any class or sold any shares out of treasury;

(ii)

save as between DS Smith and wholly-owned subsidiaries of DS Smith or for the grant of options and awards and other rights under the DS Smith Share Schemes, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(iii)

other than to another member of the DS Smith Group or in respect of any DS Smith Permitted Dividend or DS Smith Equalising Dividend, prior to the Effective Date, recommended, declared, paid or made any dividend or other distribution payable in cash or otherwise or made any bonus issue;

(iv)

save for intra-DS Smith Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(v)

save for intra-DS Smith Group transactions, made or authorised or proposed or announced an intention to propose any change in its loan capital in each case, to the extent which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(vi)

issued, authorised or proposed the issue of, or made any change in or to, any debentures or (save for intra-DS Smith Group transactions), save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

(vii)

purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs (i) or (ii) above, made any other change to any part of its share capital in each case, to the extent which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(viii)

save for intra-DS Smith Group transactions, implemented, or authorised, proposed or announced its intention to implement, any reconstruction, merger, demerger, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business;

(ix)

entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude other than in the ordinary course of business, in each case, to the extent which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(x)

(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or steps or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any part of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, in each case, to the extent which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(xi)

entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Wider DS Smith Group or the Wider International Paper Group other than of a nature and extent which is normal in the context of the business concerned;

(xii)	waived or compromised any claim otherwise than in the ordinary course of business which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(xiii)	made any material alteration to its memorandum or articles of association or other incorporation documents;

(xiv)

been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xv)

entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or proposed to, effect any of the transactions, matters or events referred to in this Condition (o);

(xvi)	except in relation to changes made or agreed as a result of, or arising from, law or changes to law, made or agreed or consented to any change to:

(A)	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider DS Smith Group for its directors, employees or their dependents;

(B)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(D)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made,

in each case, to the extent which is material in the context of the Wider International Paper Group taken as a whole or in the context of the Combination;

(xvii)

proposed, agreed to provide or modified the terms of any of the DS Smith Share Schemes or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider DS Smith Group or which constitutes a material change to the terms or conditions of employment of any senior employee of the Wider DS Smith Group, save as agreed by the Panel (if required) and by International Paper, or entered into or changed the terms of any contract with any director or senior executive; or

(xviii)

taken (or agreed or proposed to take) any action which requires, or would require, the approval of DS Smith Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code;

(xix)

save to the extent arising as a result of any change in applicable law, entered into or varied in a material way the terms of, any contracts, agreement or arrangement with any of the directors or senior executives of any members of the Wider DS Smith Group (save for salary increases, bonuses or variations of terms in the ordinary course), other than as agreed by International Paper and (if required) by the Panel; or

(xx)	waived or compromised any claim which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination, otherwise than in the ordinary course;

No adverse change, litigation or regulatory enquiry

(p)	except as Disclosed, since 30 April 2023:

(i)

no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider DS Smith Group which, in any such case, is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(ii)

no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider DS Smith Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no enquiry, review or investigation by, or complaint or reference to, any Third Party or other investigative body against or in respect of any member of the Wider DS Smith Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Wider DS Smith Group which in any such case has had or might reasonably be expected to have a material adverse effect on the Wider DS Smith Group taken as a whole or in the context of the Combination;

(iii)

no contingent or other liability of any member of the Wider DS Smith Group having arisen or become apparent to International Paper or increased which has had or might reasonably be expected to have a material adverse effect on the Wider DS Smith Group taken as a whole or in the context of the Combination;

(iv)

no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened, announced, implemented, instituted by or remaining outstanding against or in respect of any member by or the Wider DS Smith Group which in any case is material in the context of the Wider DS Smith Group taken as a whole;

(v)

no member of the Wider DS Smith Group having conducted its business in breach of any applicable laws and regulations and which is material in the context of the Wider DS Smith Group as a whole or in the context of the Combination; and

(vi)

no steps having been taken which are likely to result in the withdrawal, cancellation, termination or materially adverse modification of any licence or permit held by any member of the Wider DS Smith Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or materially adverse modification of which has had, or would reasonably be expected to have, an adverse effect which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

No discovery of certain matters

(q)	except as Disclosed, International Paper not having discovered:

(i)

that any financial, business or other information concerning the Wider DS Smith Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider DS Smith Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not materially misleading and which was not subsequently corrected before the date of this Announcement by disclosure either publicly or otherwise to International Paper or its professional advisers, in each case, to the extent which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination; or

(ii)

that any member of the Wider DS Smith Group or partnership, company or other entity in which any member of the Wider DS Smith Group has a significant economic interest and which is not a subsidiary undertaking of DS Smith, is subject to any liability (contingent or otherwise) which is not disclosed in DS Smith’s Annual Report and Accounts for the year ended 30 April 2023, in each case, to the extent which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(r)	except as Disclosed, International Paper not having discovered that:

(i)

any past or present member of the Wider DS Smith Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) or cost on the part of any member of the Wider DS Smith Group and which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(ii)

there is, or is likely to be, for any reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider DS Smith Group to make good, remediate, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider DS Smith Group (or on its behalf) or by any person for which a member of the Wider DS Smith Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, regulation, notice, circular or order of any Third Party and which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination;

(iii)

circumstances exist (whether as a result of proceeding with the Combination or otherwise) which would be reasonably likely to lead to any Third Party instituting, or whereby any member of the Wider International Paper Group or any present or past member of the Wider DS Smith Group would be likely to be required to institute, an environmental audit or take any other steps which would in any such case be reasonably likely to result in any liability (whether actual or contingent) to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, re-instate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider DS Smith Group (or on its behalf) or by any person for which a member of the Wider DS Smith Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination; or

(iv)

circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein currently or previously manufactured, sold or carried out by any past or present member of the Wider DS Smith Group which claim or claims would be likely, materially and adversely, to affect any member of the Wider DS Smith Group and which is material in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination; and

Anti-corruption, sanctions and criminal property

(s)

save as Disclosed and save as is not material in each case in the context of the Wider DS Smith Group taken as a whole or in the context of the Combination, International Paper not having discovered that:

(i)

(A)  any past or present member, director, officer or employee of the Wider DS Smith Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks; or

(B)

any person that performs or has performed services for or on behalf of the Wider DS Smith Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks; or

(ii)

any asset of any member of the Wider DS Smith Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider DS Smith Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering; or

(iii)

any past or present member, director, officer or employee of the Wider DS Smith Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

(A)

any government, entity or individual in respect of which US, UK or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US, UK or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HMRC; or

(B)

any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the United Kingdom, the European Union or any of its member states, save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law; or

(iv)	any past or present member, director, officer or employee of the Wider DS Smith Group, or any other person for whom any such person may be liable or responsible:

(A)	has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including but not limited to the U.S. Anti-Terrorism Act;

(B)

has engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

(C)	has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule, or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

(D)

is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organization or found to have violated any applicable law, rule, or regulation concerning government contracting or public procurement; or

(v)

any member of the Wider DS Smith Group is or has been engaged in any transaction which would cause International Paper to be in breach of any law or regulation upon its acquisition of DS Smith, including but not limited to the economic sanctions of the United States Office of Foreign Assets Control, or HMRC, or any other relevant government authority.

Part B

Waiver and Invocation of the Conditions

1.

Subject to the requirements of the Panel in accordance with the Code, International Paper reserves the right to waive, in whole or in part, all or any of the Conditions in Part A above, except for Conditions 2(a)(i), 2(b)(i) and 2(c)(i) (Scheme Approval), 3(f) (International Paper Shareholder Approval), 3(g) and (h) (Listing on the New York Stock Exchange, effectiveness of registration) and 3(i) (Listing on the London Stock Exchange), which cannot be waived.

2.

The Combination will be subject to the satisfaction (or waiver, if permitted) of the Conditions in Part A above, and to certain further terms set out in Part D below, and to the full terms and conditions which will be set out in the Scheme Document.

3.

Conditions 2(a)(i), 2(b)(i) and 3(a) to (s) (inclusive) must be fulfilled, determined by International Paper to be or to remain satisfied or (if capable of waiver) waived, by no later than 11.59 p.m. on the date immediately preceding the date of the Court Hearing, failing which the Combination will lapse. International Paper shall be under no obligation to waive or treat as satisfied any of Conditions 3(a) to (s) (inclusive) by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Conditions to the Combination may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

4.

Under Rule 13.5(a) of the Code, International Paper may not invoke a Condition so as to cause the Combination not to proceed, to lapse or be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to International Paper in the context of the Combination. Conditions 1, 2 and 3(f) to (i) (inclusive) of Part A (and, if applicable, any acceptance condition adopted on the basis specified in paragraph 2 of Part C below in relation to any Offer) are not subject to this provision of the Code. International Paper may only invoke a condition that is subject to Rule 13.5(a) of the Code with the consent of the Panel and any Condition which is subject to Rule 13.5(a) of the Code may be waived by International Paper.

Part C

Implementation by way of an Offer

1.

International Paper (or its nominee) reserves the right to elect to implement the Combination by way of an Offer as an alternative to the Scheme with the consent of the Panel and subject to the terms of the Co-operation Agreement.

2.

In such event, such Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments (in accordance with the terms of the Co-operation Agreement) to reflect the change in method of effecting the Combination, including (without limitation) the inclusion of an acceptance condition set at a level permitted by the Panel and the terms of the Co-operation Agreement (being in any case more than 50 per cent. of the DS Smith Shares). Further, if sufficient acceptances of such Offer are received or sufficient DS Smith Shares are otherwise acquired, International Paper intends to apply the provisions of the Companies Act to acquire compulsorily any outstanding DS Smith Shares to which such Offer relates.

Part D

Certain further terms of the Combination

1.	The Combination will lapse if the Scheme does not become effective by 11.59 p.m. on the Long Stop Date.

2.

The availability of the Combination to persons not resident in the UK may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the UK should inform themselves about, and observe, any applicable requirements. DS Smith Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay and observe any applicable requirements.

3.

This Combination will be governed by English law and be subject to the jurisdiction of the English courts and to the Conditions set out in the Scheme Document. The Combination will comply with the applicable rules and regulations of the FCA, the London Stock Exchange and the Code.

4.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

5.

Fractions of New International Paper Shares will not be allotted to DS Smith Shareholders. Instead, all fractional shares which a holder of DS Smith Shares would otherwise be entitled to receive will be aggregated and calculations will be rounded down, and such holder shall receive, in lieu of such fractional entitlements, cash in an amount (rounded down to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of International Paper Shares on the New York Stock Exchange (as reported in Bloomberg or, if not reported therein, in another authoritative source selected by International Paper) on the last Business Day prior to the Effective Date.

6.

The DS Smith Shares will be acquired by International Paper (or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the DS Smith Shares.

7.	If, on or after the date of this Announcement and prior to the Effective Date, DS Smith announces, declares, makes or pays any DS Smith Excluded Dividend, International Paper shall be entitled to:

a.

reduce the International Paper share consideration by an amount equivalent to all or any part of such excess (in the case of a DS Smith FY24 Final Dividend, a DS Smith FY25 Interim Dividend, a DS Smith FY25 Final Dividend or a DS Smith Equalising Dividend (as relevant)) or by the amount of all or part of any such other dividend, distribution or return of capital, in which case any reference in this Announcement or in the Scheme Document (or, in the event that the Combination is to be implemented by means of any Offer, the offer document) to the consideration will be deemed to be a reference to the consideration as so reduced; or

b.	declare and pay an International Paper Equalising Dividend, without any consequential change to the consideration.

8.

If, on or after the date of this Announcement and prior to the Effective Date, International Paper announces, declares, makes or pays any International Paper Excluded Dividend, DS Smith shall be entitled to declare and pay a DS Smith Equalising Dividend, without any consequential change to the consideration.

9.

The New International Paper Shares will be issued credited as fully paid and will rank pari passu in all respects with the International Paper Shares in issue at that time, save that they will not participate in any dividend payable by International Paper with reference to a record date prior to the Effective Date.

10.

If International Paper is required by the Panel to make an offer for DS Smith pursuant to Rule 9 of the Code, International Paper may make such alterations to any of the above Conditions and terms of the Combination as are necessary to comply with the provisions of the Code.

APPENDIX II

SOURCES OF INFORMATION AND BASES OF CALCULATION

In this Announcement:

(i)

unless otherwise stated, financial information concerning DS Smith has been extracted from the Annual Report and Accounts of DS Smith for the year ended 30 April 2023 and DS Smith’s interim results for the six months ended 31 October 2023;

(ii)

unless otherwise stated, financial information concerning International Paper has been extracted from the Annual Report on Form 10-K of International Paper for the year ended 31 December 2023 filed with the SEC and the International Paper Q4 Results;

(iii)	DS Smith’s fully diluted share capital of 1,400,381,069 DS Smith Shares has been calculated as:

(A)	1,378,589,050 DS Smith Shares in issue on 15 April 2024 (being the last practicable date prior to this Announcement; and

(B)

21,792,019 DS Smith Shares to be issued on the expected vesting of awards and exercise of options granted or expected to be granted under the DS Smith Share Schemes being the expected number of DS Smith Shares which could be issued on or after the date of this Announcement to satisfy the vesting of awards and the exercise of options under the DS Smith Share Schemes;

(iv)	International Paper’s fully diluted share capital of 354,258,615 International Paper Shares has been calculated as:

(A)	347,323,079 International Paper Shares in issue on 15 April 2024 (being the last practicable date prior to this Announcement); and

(B)

6,935,536 International Paper Shares to be issued on or after the date of this Announcement to satisfy the vesting of awards and the exercise of options granted under International Paper’s equity compensation plans;

(vi)

the percentage ownership of the Combined Company which would be held by DS Smith Shareholders and International Paper Shareholders respectively if the Combination completes are based on the fully diluted share capitals of DS Smith and International Paper set out in paragraphs (iii) and (iv) above, respectively;

(vii)	unless otherwise stated, all prices for DS Smith Shares are the Closing Price derived from Bloomberg for the relevant date;

(viii)	unless otherwise stated, all prices for International Paper Shares are the closing price derived from Bloomberg on the relevant date; and

(x)

the exchange rate of £1:US$1.2451 for the conversion of US dollars into pounds sterling has been derived from Bloomberg and is based on the exchange rate as at 4:00 p.m. (London time) on 15 April 2024 (being the last practicable day before the date of this Announcement) has been used in the calculation of the synergies expected to be realised in connection with the Combination as set out in the Quantified Financial Benefits Statement and the pro-forma sales figure referred to in Section 3 (Background and reasons for the Combination). For clarification, this differs from the exchange rate used in International Paper’s update announcement dated 4 April 2024, which was £1:US$1.2619.

APPENDIX III

IRREVOCABLE UNDERTAKINGS

DS Smith Directors’ Irrevocable Undertakings

International Paper has received irrevocable undertakings from the DS Smith Directors to vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Combination at the DS Smith General Meeting in respect of their beneficial holdings of DS Smith Shares representing in aggregate approximately 0.06 per cent. of the existing issued ordinary share capital of DS Smith.

Name of DS Smith Director	Number of DS Smith Shares	Percentage of DS Smith issued share capital
Miles Roberts	250,451	0.02
Richard Pike	461,586	0.03
Geoff Drabble	77,445	0.01
Tessa Bamford	N/A	0.00
Celia Baxter	15,113	0.00
Alan Johnson	12,596	0.00
Alina Kessel	12,000	0.00
Eric Olsen	26,000	0.00
David Robbie	30,000	0.00
Louise Smalley	N/A	0.00
TOTAL	885,191	0.06

The irrevocable undertakings also extend to any DS Smith Shares acquired by the DS Smith Directors as a result of the vesting of awards or the exercise of options under the DS Smith Share Schemes.

These irrevocable undertakings given by the DS Smith Directors will continue to be binding in the event that a higher competing offer is made for DS Smith.

The irrevocable undertakings given by the DS Smith Directors will cease to be binding if:

•

International Paper announces, with the consent of the Panel and prior to publication of the Scheme Document, that it does not intend to proceed with the Combination and no new, revised or replacement Scheme or Offer is announced by International Paper in accordance with Rule 2.7 of the Code at the same time; or

•

the Scheme lapses or is withdrawn in accordance with its terms (other than where such lapse or withdrawal is as a result of International Paper electing to implement the Combination by way of an Offer) and no new, revised or replacement Scheme is announced by International Paper in accordance with Rule 2.7 of the Code at the same time; or

•	the Scheme has not become effective by 11.59 p.m. on the Long Stop Date; or

•

a competing offer for the entire issued and to be issued share capital of DS Smith becomes or is declared wholly unconditional or, if proceeding by way of a scheme of arrangement, becomes effective in accordance with its terms.

APPENDIX IV

QUANTIFIED FINANCIAL BENEFITS STATEMENT

Section 4 (Financial Benefits of the Combination) of this Announcement contains statements of estimated cost synergies arising from the Combination (together, the “Quantified Financial Benefits Statement”).

A copy of the Quantified Financial Benefits Statement is set out below:

“As previously announced on 4 April 2024, International Paper expects that the Combination would generate significant synergies and drive compelling value creation for DS Smith and International Paper shareholders. The delivery of the expected synergies will be supported by International Paper’s significant expertise in acquiring and integrating businesses. In addition, International Paper’s confidence in delivering a successful integration in Europe is underpinned by DS Smith’s own expertise in acquiring businesses and integrating them.

International Paper’s Directors, having reviewed and analysed the potential synergies of the Combination, as well as taking into account the factors they can influence, believe that the Combined Company can deliver at least $514 million (£413 million) of pre-tax cash synergies on an annual run-rate basis by the end of the fourth year following the Effective Date. These synergies are expected to be derived from the following key areas:

•	92 per cent., or $474 million (£381 million) of cost synergies across the following sources:

•	47 per cent., or $241 million (£194 million) from operational synergies across the combined network of mills, box plants and global supply chain, including:

•	Integration benefit of balancing containerboard supply positions (approximately 500k to 600k tons);

•	Freight optimisation benefits; and

•	Operational efficiencies across mill and box network from product and system optimisation, and sharing technology expertise.

•	23 per cent., or $117 million (£94 million) from overhead synergies by reducing duplicative corporate and business overhead expenses; and

•	23 per cent., or $116 million (£93 million) from operational procurement synergies from increased scale of the Combined Company.

•	5 per cent., or $26 million (£21 million) from capex procurement synergies, by leveraging increased scale of the Combined Company; and

•	3 per cent., or $14 million (£11 million) of revenue synergies.

These synergies are expected to arise as a direct result of the Combination and could not be achieved independently of the Combination.

International Paper anticipates that the total costs to achieve the synergies outlined above would be approximately $370 million (£297 million). International Paper expects that approximately 33 per cent. of the synergies outlined above would be achieved by the end of the first year following the Effective Date, with approximately 66 per cent. and 95 per cent. achieved by the end of the second and third years following the Effective Date, respectively.

Aside from the one-off costs referred to above, the International Paper Board does not expect any material dis-synergies to arise as a direct result of the Combination.”

The International Paper Board believes that the Combined Company should be able to achieve the synergies set out in the Quantified Financial Benefits Statement.

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Basis of calculation of the Quantified Financial Benefits Statement

In preparing the Quantified Financial Benefits Statement, International Paper has relied on a combination of publicly available information and information obtained through reciprocal due diligence. In such circumstances, International Paper management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by the International Paper management’s industry experience and knowledge of the existing businesses, without consultation with DS Smith on the detailed quantification of the synergies.

The cost bases used as the basis for the Quantified Financial Benefits Statement are a blend of International Paper’s FY23 financial results and DS Smith’s FY23 financial results. The total addressable cost base used as the basis for the quantified exercise is $24.9 billion (£19.8 billion1).

For the potential synergies arising from the combination of group functions, organisation information was reviewed. The assessment and quantification of such potential synergies have in turn been informed by International Paper management’s industry experience as well as their experience of executing and integrating past acquisitions.

Cost synergy assumptions were based on a detailed, bottom-up evaluation of the benefits available from elimination of duplicate activities, the benefits of combined scale economics and operational efficiencies arising from consolidation. In determining the estimate of cost synergies achievable through the combination of International Paper and DS Smith, no synergies relating to operations have been included where no overlap exists.

Where appropriate, assumptions were used to estimate the costs of implementing the new structures, systems and processes required to realise the synergies.

In general, the synergy assumptions have in turn been risk-adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.

In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the International Paper Directors have made the following assumptions, which are outside the influence of International Paper:

•

there will be no material impact on the underlying operations of either the International Paper or DS Smith as a result of the proposed transaction or their ability to continue to conduct their businesses;

•	there will be no material divestments made by DS Smith save as previously announced by DS Smith as at the date of this Announcement;

•

there will be no material change to macroeconomic, political, inflationary, regulatory or legal conditions in the markets or regions in which International Paper and DS Smith operate that will materially impact on the implementation of the synergy plans or costs to achieve the proposed cost synergies;

•	there will be no material change in current foreign exchange rates or interest rates;

•	there will be no material change in accounting standards; and

•	there will be no change in tax legislation or tax rates or other legislation in the United Kingdom or United States that could materially impact the ability to achieve any benefits.

In addition, the International Paper Directors have made an assumption within the influence of International Paper that there will be no material divestments made by International Paper save as previously announced by International Paper as at the date of this Announcement.

In addition, the International Paper Directors have assumed that the cost synergies are substantively within International Paper’s control, albeit that certain elements are dependent in part on negotiations with third parties.

Reports

As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to International Paper, and BofA Securities, as financial adviser to International Paper, have provided the reports required under the Code. Copies of those reports were set out in International Paper’s update announcement dated 4 April 2024.

As required by Rule 27.2(d) of the Code, the International Paper Directors confirm that:

1.	there have been no material changes to the Quantified Financial Benefits Statement since 4 April 2024 and the Quantified Financial Benefits Statement remains valid; and

2.	each of Deloitte and BofA Securities has confirmed to International Paper that their respective reports produced in connection with the Quantified Financial Benefits Statement continue to apply.

Important Notes

1.

The statements of estimated pre-tax cash synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the pre-tax cash synergies referred to may not be achieved, or those achieved could be materially different from those estimated.

2.

No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that International Paper’s earnings per share in the full first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of International Paper and/or DS Smith for the relevant preceding financial period or any other period.

3.

Due to the size of the combination and potential scale of the Combined Company, there may be additional changes to the Combined Company’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

4.	In arriving at the estimate of synergies set out in this Announcement, the International Paper Board has assumed that there will be no significant impact on the business of the Combined Company.

APPENDIX V

DEFINITIONS

The following definitions apply throughout this Announcement, unless the context otherwise requires:

Admission	admission of the International Paper Shares to: (a) (i) if the reforms to the Listing Rules contemplated by the Draft UK Listing Rules Instrument 2024 have come into force on or before the Effective Date, the equity shares (international commercial companies secondary listing) category of the Official List (in accordance with the Listing Rules and the Financial Services and Markets Act 2000) (or, if there is no such category, such listing category as most closely conforms to the requirements and standards provided for in Chapter 14 of the draft UK Listing Rules Sourcebook contained in the Draft UK Listing Rules Instrument 2024 as at the date of this Announcement); or (ii) if the reforms to the Listing Rules contemplated by the Draft UK Listing Rules Instrument 2024 have not come into force on or before the Effective Date, the standard segment of the Official List (in accordance with the Listing Rules and the Financial Services and Markets Act 2000); and (b) trading on the Main Market for listed securities of the London Stock Exchange (in accordance with the Admission and Disclosure Standards of London Stock Exchange)

Announcement	this announcement made pursuant to Rule 2.7 of the Code

Blocking Law	means: (i) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union); or (ii) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018

BofA Securities	Merrill Lynch International

Business Day	a day (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open in London and New York City for general banking business

CFO Retention Award	has the meaning given to it in Section 12 (DS Smith Share Schemes)

Citi	Citigroup Global Markets Limited

Clean Team Agreement	the clean team confidentiality agreement entered into between International Paper and DS Smith dated 27 March 2024, as described in Section 14 (Combination-related arrangements) of this Announcement

Closing Price	the closing middle market quotation of a share derived from the Daily Official List of the London Stock Exchange

Co-operation Agreement	the co-operation agreement between International Paper and DS Smith dated 16 April 2024, as described in Section 14 (Combination-related arrangements) of this Announcement

Code	the City Code on Takeovers and Mergers

Combination	the proposed recommended combination of International Paper and DS Smith in respect of the entire issued and to be issued share capital of DS Smith, to be implemented by way of the Scheme as described in this Announcement

Combined Company	the combined group following the Combination, comprising the International Paper Group and the DS Smith Group

Companies Act	the Companies Act 2006

Conditions	the conditions to the Combination set out in Part A of Appendix I and to be set out in the Scheme Document

Confidentiality Agreement	the confidentiality agreement between International Paper and DS Smith dated 27 February 2024, as described in Section 14 (Combination-related arrangements) of this Announcement

Court	the High Court of Justice in England and Wales

Court Hearing	the hearing of the Court at which DS Smith will seek the Court Order

Court Meeting	the meeting or meetings of DS Smith Shareholders to be convened by the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by International Paper and DS Smith) including any adjournment, postponement or reconvention of any such meeting, notice of which shall be contained in the Scheme Document

Court Order	the order of the Court sanctioning the Scheme under section 899 of the Companies Act

CREST	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the Regulations)

Deloitte	Deloitte LLP, the United Kingdom affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”), DTTL and each of its member firms being legally separate and independent entities

Disclosed	the information which has been fairly disclosed: (i) in writing prior to the date of this Announcement by or on behalf of DS Smith to the International Paper Group including (without limitation) via the virtual data room operated on behalf of DS Smith in respect of the Combination or via email; (ii) during the management presentations by or on behalf of DS Smith to the International Paper Group; (iii) in DS Smith’s published annual or half year report and accounts published prior to the date of this Announcement; (iv) in a public announcement by DS Smith prior to the date of this Announcement by way of any Regulatory Information Service; or (v) in this Announcement

Draft UK Listing Rules Instrument 2024	the FCA consultation paper CP 23/31 published on 20 December 2023 and the draft UK Listing Rules Instrument 2024 published by the FCA on 7 March 2024

DS Smith	DS Smith Plc, a public limited company incorporated in England and Wales with registered number 01377658

DS Smith Board	the board of directors of DS Smith

DS Smith Directors	the directors of DS Smith as at the date of this Announcement or, where the context so requires, the directors of DS Smith from time to time

DS Smith Equalising Dividend	has the meaning given to it in Section 13 (Dividends)

DS Smith Excluded Dividend	has the meaning given to it in Section 13 (Dividends)

DS Smith FY24 Final Dividend	has the meaning given to it in Section 13 (Dividends)

DS Smith FY25 Final Dividend	has the meaning given to it in Section 13 (Dividends)

DS Smith General Meeting	the general meeting of DS Smith Shareholders (including any adjournment or postponement thereof) to be convened for the purpose of considering and, if thought fit, approving the shareholder resolutions necessary to enable DS Smith to implement the Combination, notice of which shall be contained in the Scheme Document

DS Smith Group	DS Smith and its subsidiary undertakings and associated undertakings

DS Smith FY25 Interim Dividend	has the meaning given to it in Section 13 (Dividends)

DS Smith Permitted Dividend	has the meaning given to it in Section 13 (Dividends)

DS Smith Shareholders	the holders of DS Smith Shares from time to time

DS Smith Shares	the ordinary shares of 10 pence each in the capital of DS Smith

DS Smith Share Schemes	means the DS Smith Performance Share Plan, the DS Smith Deferred Share Bonus Plan, the DS Smith UK Sharesave Plan, the DS Smith International Sharesave Plan, the DS Smith US Stock Purchase Plan and the DS Smith Recruitment Award Agreement, each as amended from time to time

Effective	means: (i) if the Combination is implemented by way of the Scheme, the Scheme having become effective in accordance with its terms; or (ii) if the Combination is implemented by way of an Offer, the Offer having been declared or become wholly unconditional in accordance with the requirements of the Code

Effective Date	the date on which the Combination becomes Effective

FCA	the UK Financial Conduct Authority

Forms of Proxy	the forms of proxy in connection with each of the Court Meeting and the DS Smith General Meeting, which shall accompany the Scheme Document

FSMA	the Financial Services and Markets Act 2000

International Paper	International Paper Company, a New York Corporation, with its headquarters at 6400 Poplar Avenue, Memphis, Tennessee, United States

International Paper Board	the board of directors of International Paper

International Paper Directors	the directors of International Paper at the date of this Announcement

International Paper Equalising Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper Excluded Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper FY24 Q2 Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper FY24 Q3 Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper FY24 Q4 Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper FY25 Q1 Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper FY25 Q2 Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper FY25 Q3 Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper Group	International Paper and its subsidiary undertakings and associated undertakings

International Paper Permitted Dividend	has the meaning given to it in Section 13 (Dividends)

International Paper Proxy Statement	the proxy statement on Schedule 14A, together with any amendments or supplements thereto, which is anticipated to be mailed to International Paper Shareholders in connection with the International Paper Shareholder Meeting and the approval by the International Paper Shareholders of the issuance of the New International Paper Shares

International Paper Q4 Results	International Paper’s results for the fourth quarter of 2023

International Paper Shareholder Meeting	the special meeting of International Paper Shareholders (including any adjournment or postponement thereof) convened for the purpose of considering and approving the issuance of the New International Paper Shares

International Paper Shareholders	the holders of International Paper Shares

International Paper Shares	shares of common stock, par value $1.00 per share, of International Paper

Irrevocable Undertakings	the irrevocable undertakings given by the DS Smith Directors to vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Combination at the DS Smith General Meeting, as detailed in Section 7 (Irrevocable undertakings) of this Announcement

J.P. Morgan Cazenove	J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove)

Joint Defense Agreement	the joint defense agreement between International Paper, DS Smith and their respective external legal counsels dated 27 March 2024, as described in Section 14 (Combination-related arrangements) of this Announcement

Listing Rules	the rules and regulations made by the FCA pursuant to Part 6 of the Financial Services and Markets Act 2000, and contained in the FCA’s publication of the same name

London Stock Exchange	London Stock Exchange plc

Long Stop Date	16 October 2025 or such later date as International Paper and DS Smith may agree

New International Paper Shares	the new International Paper Shares proposed to be issued to DS Smith Shareholders in connection with the Combination

NSI Act	the National Security and Investment Act 2021

Offer	if the Combination is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act), the offer to be made by or on behalf of International Paper, or an associated undertaking thereof, to acquire the entire issued and to be issued ordinary share capital of DS Smith including, where the context admits, any subsequent revision, variation, extension or renewal of such offer

Offer Period

the period in respect of DS Smith commencing on 8 February 2024 and ending on:

(a)   the earlier of the date on which the Scheme becomes Effective or lapses or is withdrawn (or such other date as the Panel may decide); or

(b)   the earlier of the date on which the Offer has become or has been declared unconditional as to acceptances or lapses or is withdrawn (or such other date as the Panel may decide),

in each case other than where such lapsing or withdrawal is a result of International Paper exercising its right to implement the Combination by way of an Offer

Offer Value	415 pence per DS Smith Share based on the closing International Paper share price of $$40.85 and £/US$ exchange rate of 1.2645 on 25 March 2024, being the close of business on the last day prior to the announcement by DS Smith of a possible offer by International Paper

Official List	the official list maintained by the FCA pursuant to Part 6 of FSMA

Opening Position Disclosure	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to an offer if the person concerned has such a position, as defined in Rule 8 of the Code

Panel	the UK Panel on Takeovers and Mergers

Quantified Financial Benefits Statement	has the meaning given in Appendix IV (Quantified Financial Benefits Statement)

Registrar of Companies	the Registrar of Companies in England and Wales

Regulatory Information Service	a primary information provider (as defined in the FCA’s Handbook of Rules and Guidance)

Relevant Exchange Rate	the spot reference rate for a transaction between pounds sterling and US dollars as quoted by the Bank of England on the Business Day immediately preceding the date on which an Excluded Dividend is paid by DS Smith and/or International Paper, as the case may be (or, if no such rate is quoted on that date, on the preceding date on which such rate is quoted)

Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Combination is sent or made available to DS Smith Shareholders in that jurisdiction

Scheme	the proposed scheme of arrangement under Part 26 of the Companies Act between DS Smith and DS Smith Shareholders to implement the Combination to be set out in the Scheme Document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by International Paper and DS Smith

Scheme Document	the document to be sent to (amongst others) DS Smith Shareholders containing, inter alia, the full terms and conditions of the Scheme and details of the Combination and convening the DS Smith General Meeting and Court Meeting, including (as the context requires) any supplemental circular or document to be published in connection with such circular

Scheme Record Time	the time and date to be specified as such in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately preceding the Effective Date, or such other time as International Paper and DS Smith may agree

SEC	the US Securities and Exchange Commission

Secretary of State	the Secretary of State in the Cabinet Office, as designated under the NSI Act

significant interest	a direct or indirect interest in 20 per cent. or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act)

UK or United Kingdom	the United Kingdom of Great Britain and Northern Ireland

UK MAR	Regulation (EU) No 596/2014 of the European Parliament and the Council of 16 April 2014 (as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018)

US or United States	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

US Exchange Act	the US Securities Exchange Act of 1934 (as amended)

US Securities Act	the US Securities Act of 1933 (as amended)

Voting Record Time	the time and date to be specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 p.m. on the day two days prior to the Court Meeting or any adjournment thereof (as the case may be)

Wider DS Smith Group	DS Smith and its subsidiary undertakings, associated undertakings and any other undertaking in which DS Smith or such undertakings (aggregating their interests) have a significant interest (in each case, from time to time) but excluding the Wider International Paper Group

Wider International Paper Group	International Paper and its subsidiary undertakings, associated undertakings and any other undertaking in which International Paper or such undertakings (aggregating their interests) have a significant interest (in each case, from time to time) but excluding the Wider DS Smith Group

All references to GBP, pence, Sterling, Pounds, Pounds Sterling, p or £ are to the lawful currency of the United Kingdom. All references to USD, $, US$, US dollars, United States dollars and cents are to the lawful currency of the United States of America.

All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, amended, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

All the times referred to in this Announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.

All references to “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given to them in the Companies Act.